                                                                EXHIBIT 4.11


       _________________________________________________________________



                               INDENTURE OF TRUST

                                    Between

                             CITY OF BIG BEAR LAKE

                                      And

                         HARRIS TRUST AND SAVINGS BANK,
                                  as Trustee

                          Dated as of December 1, 1993

                                  Relating to

                                  $50,000,000
                             City of Big Bear Lake
                      Industrial Development Revenue Bonds
                      (Southwest Gas Corporation Project)
                                 1993 Series A


       _________________________________________________________________

                       T A B L E   O F   C O N T E N T S

               Section                                                 Page
               -------                                                 ----
          Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Preambles . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE I

                                     DEFINITIONS

          1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . .   3
          1.02.  Number and Gender  . . . . . . . . . . . . . . . . . .  13
          1.03.  Articles, Sections, Etc  . . . . . . . . . . . . . . .  13
          1.04.  Content of Certificates and Opinions . . . . . . . . .  13

                                      ARTICLE II

                                      THE BONDS

          2.01.  Authorization and Terms of Bonds . . . . . . . . . . .  14
          2.02.  Execution of Bonds . . . . . . . . . . . . . . . . . .  31
          2.03.  Transfer and Exchange of Bonds . . . . . . . . . . . .  32
          2.04.  Bond Register  . . . . . . . . . . . . . . . . . . . .  32
          2.05.  Temporary Bonds  . . . . . . . . . . . . . . . . . . .  32
          2.06.  Bonds Mutilated, Lost, Destroyed or Stolen . . . . . .  33
          2.07.  Disposition of Cancelled Bonds.  . . . . . . . . . . .  33

                                     ARTICLE III

                                  ISSUANCE OF BONDS

          3.01.  Authentication and Delivery of Bonds . . . . . . . . .  34
          3.02.  Application of Proceeds of Bonds . . . . . . . . . . .  34
          3.03.  Construction Fund  . . . . . . . . . . . . . . . . . .  34

                                      ARTICLE IV

                                 REDEMPTION OF BONDS

          4.01.  Redemption of Bonds  . . . . . . . . . . . . . . . . .  36
          4.02.  Selection of Bonds for Redemption  . . . . . . . . . .  40
          4.03.  Notice of Redemption . . . . . . . . . . . . . . . . .  40
          4.04.  Partial Redemption of Bonds  . . . . . . . . . . . . .  41
          4.05.  Effect of Redemption . . . . . . . . . . . . . . . . .  41

                                      ARTICLE V

                                       REVENUES

          5.01.  Pledge of Revenues . . . . . . . . . . . . . . . . . .  42
          5.02.  Bond Fund  . . . . . . . . . . . . . . . . . . . . . .  42
          5.03.  Trustee Authorized to Take Actions Under the Agreement. 43
          5.04.  Investment of Moneys . . . . . . . . . . . . . . . . .  43

               Section                                                 Page
               -------                                                 ----
          5.05.  Assignment to Trustee; Enforcement of Obligations  . .  44
          5.06.  Repayment to Borrower  . . . . . . . . . . . . . . . .  45
          5.07.  Credit Facility; Credit Provider Bonds . . . . . . . .  45

                                      ARTICLE VI

                                COVENANTS OF THE CITY

          6.01.  Payment of Principal and Interest  . . . . . . . . . .  48
          6.02.  Extension or Funding of Claims for Interest  . . . . .  48
          6.03.  Paying Agents  . . . . . . . . . . . . . . . . . . . .  48
          6.04.  Preservation of Revenues . . . . . . . . . . . . . . .  49
          6.05.  Compliance with Indenture  . . . . . . . . . . . . . .  49
          6.06.  Arbitrage Covenants  . . . . . . . . . . . . . . . . .  49
          6.07.  Other Liens  . . . . . . . . . . . . . . . . . . . . .  49
          6.08.  Further Assurances . . . . . . . . . . . . . . . . . .  49

                                     ARTICLE VII

                                       DEFAULT

          7.01.  Events of Default; Acceleration; Waiver of Default . .  50
          7.02.  Institution of Legal Proceedings by Trustee  . . . . .  51
          7.03.  Application of Moneys Collected by Trustee . . . . . .  52
          7.04.  Effect of Delay or Omission to Pursue Remedy . . . . .  53
          7.05.  Remedies Cumulative  . . . . . . . . . . . . . . . . .  53
          7.06.  Covenant to Pay Bonds in Event of Default  . . . . . .  53
          7.07.  Trustee Appointed Agent for Bondholders  . . . . . . .  54
          7.08.  Power of Trustee to Control Proceedings  . . . . . . .  54
          7.09.  Limitation on Bondholders' Right to Sue  . . . . . . .  54
          7.10.  Limitation of Liability to Revenues  . . . . . . . . .  55

                                     ARTICLE VIII

                            THE TRUSTEE AND THE REGISTRAR

          8.01.  Duties, Immunities and Liabilities of Trustee
                 and Registrar  . . . . . . . . . . . . . . . . . . . .  55
          8.02.  Right of Trustee and Registrar to Rely
                 upon Documents, Etc  . . . . . . . . . . . . . . . . .  57
          8.03.  Trustee and Registrar Not Responsible for Recitals . .  58
          8.04.  Right of Trustee and Registrar to Acquire Bonds  . . .  58
          8.05.  Moneys Received by Trustee and Registrar to Be
                 Held in Trust  . . . . . . . . . . . . . . . . . . . .  58
          8.06.  Compensation and Indemnification of Trustee
                 and Registrar  . . . . . . . . . . . . . . . . . . . .  59
          8.07.  Qualifications of Trustee and Registrar  . . . . . . .  60
          8.08.  Resignation and Removal of Trustee or Registrar
                 and Appointment of Successor Trustee or Registrar  . .  60
          8.09.  Acceptance of Trust by Successor Trustee . . . . . . .  61
          8.10.  Merger or Consolidation of Trustee or Registrar  . . .  62

               Section                                                 Page
               -------                                                 ----
          8.11.  Accounting Records and Reports . . . . . . . . . . . .  62
          8.12.  Registrars . . . . . . . . . . . . . . . . . . . . . .  63
          8.13.  Special Bondholder Requests  . . . . . . . . . . . . .  63
          8.14.  Tax Certificate  . . . . . . . . . . . . . . . . . . .  64
          8.15.  Appointment of Separate or Co-Trustee  . . . . . . . .  64

                                      ARTICLE IX

                         MODIFICATION OF INDENTURE, DOCUMENTS

          9.01.  Modification without Consent of Bondholders  . . . . .  66
          9.02.  Modification with Consent of Bondholders . . . . . . .  68
          9.03.  Effect of Supplemental Indenture or Amendment  . . . .  69
          9.04.  Required and Permitted Opinions of Counsel . . . . . .  69
          9.05.  Notation of Modification on Bonds; Preparation
                 of New Bonds . . . . . . . . . . . . . . . . . . . . .  70

                                      ARTICLE X

                                      DEFEASANCE

          10.01.  Discharge of Indenture  . . . . . . . . . . . . . . .  70
          10.02.  Discharge of Liability on Bonds . . . . . . . . . . .  71
          10.03.  Payment of Bonds after Discharge of Indenture . . . .  72
          10.04.  Deposit of Money or Securities with Trustee . . . . .  72

                                      ARTICLE XI

                                    MISCELLANEOUS

          11.01.  Successors of City  . . . . . . . . . . . . . . . . .  73
          11.02.  Limitation of Rights to Parties and Bondholders . . .  73
          11.03.  Waiver of Notice  . . . . . . . . . . . . . . . . . .  74
          11.04.  Separability of Invalid Provisions  . . . . . . . . .  74
          11.05.  Notices . . . . . . . . . . . . . . . . . . . . . . .  74
          11.06.  Evidence of Rights of Bondholders . . . . . . . . . .  75
          11.07.  Waiver of Personal Liability  . . . . . . . . . . . .  77
          11.08.  Publication of Notices  . . . . . . . . . . . . . . .  77
          11.09.  Prevailing Law  . . . . . . . . . . . . . . . . . . .  77
          11.10.  Execution in Several Counterparts . . . . . . . . . .  77
          11.11.  The Credit Provider . . . . . . . . . . . . . . . . .  77


          EXHIBIT A  FORM OF BOND                                       A-1

                 THIS INDENTURE OF TRUST, made and entered into as of December 1, 1993, by and between the CITY OF BIG BEAR LAKE, a municipal corporation and charter city duly organized and existing under the laws and Constitution of the State of California (herein called the "City"), and HARRIS TRUST AND SAVINGS BANK, a banking corporation organized and existing under the laws of the State of Illinois, with corporate trust offices in Chicago, Illinois, and being qualified to accept and administer the trusts hereby created (herein called the "Trustee"),


                              W I T N E S S E T H:

                 WHEREAS, the City has enacted Ordinance No. 84-106, adopted May 9, 1984, as amended from time to time (the "Law"), authorizing the City to issue its revenue bonds to provide funds for the furtherance and accomplishment of the purposes hereinafter set forth; and

                 WHEREAS, Southwest Gas Corporation, a California corporation (the "Borrower"), has duly submitted a financing application requesting that the City issue revenue bonds to finance certain facilities for the local furnishing of gas as more fully described in Exhibit A to the Project Agreement (the "Project"); and

                 WHEREAS, the City, after due investigation and deliberation, has determined that financing the Project is authorized by the Law and has taken all necessary action approving such application and authorizing the issuance of its industrial development revenue bonds as provided herein, in an aggregate principal amount not to exceed $50,000,000 (as more fully defined in Section 1.01, the "Bonds"), in order to finance the Project; and

                 WHEREAS, the City has duly entered into a project agreement (the "Agreement") with the Borrower specifying the terms and conditions of the financing of the Project by the Borrower, the application of the proceeds of the Bonds for such purpose and the repayment by the Borrower of the loan made or deemed to be made to the Borrower with the proceeds of the Bonds; and

                 WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the City has authorized the execution and delivery of this Indenture; and

                 WHEREAS, the Bonds issued under this Indenture will be secured by a pledge and assignment to the Trustee of the City's rights under the Agreement and by certain other security in accordance with the terms of this Indenture; and

                 WHEREAS, all acts and proceedings required by law necessary to make the Bonds when executed by the City, authenticated and delivered by the Trustee and duly issued, the legal, valid and binding special, limited obligations of the City, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

                 NOW, THEREFORE, for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of the Bonds by the holders (as hereinafter defined) thereof and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, in order to secure the payment of the principal of and premium, if any, and interest on the Bonds at any time outstanding (as hereinafter defined) under this Indenture according to their tenor and effect, and the performance and observance by the City of all the covenants and conditions expressed or implied herein and contained in the Bonds, the City does hereby grant, bargain, sell, convey, mortgage, pledge, assign, create and grant a security interest in and confirm unto the Trustee, its successors in trust and their assigns forever, the Trust Estate (as hereinafter defined);

                 TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;

                 IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all holders of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to lien of any Bonds over any other Bonds;

                 PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article X hereof, and the principal of and premium, if any, and interest on the Bonds shall have been paid to the holders thereof or sufficient funds for such payment shall have been set aside in accordance with Article X hereof, then and in that case these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the City and the Borrower such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture to be and remain in full force and effect.

                 THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the City has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders, from time to time, of the Bonds, as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall, for all purposes of this Indenture and of the Agreement and of any indenture supplemental hereto or agreement supplemental thereto, have the meanings herein specified, as follows:

                 "Act of Bankruptcy" of the Borrower means any of the following with respect to the Borrower: (a) the commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or (b) the filing of a petition with a court having jurisdiction over the Borrower to commence an involuntary case against the Borrower under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, or
(c) the Borrower shall admit in writing its inability to pay its debts generally as they become due, or (d) a receiver, trustee or liquidator of the Borrower shall be appointed in any proceeding brought against the Borrower, or
(e) assignment by the Borrower for the benefit of its creditors, or (f) the entry by the Borrower into an agreement of composition with its creditors.

                 "Agreement" means the Project Agreement, of even date herewith, between the City and the Borrower and relating to the loan of the proceeds of the Bonds, as originally executed or as it may from time to time be supplemented or amended.

                 "Authorized Borrower Representative" means any person who at the time and from time to time may be designated, by written certificate furnished to the City and the Trustee, as the person authorized to act on behalf of the Borrower. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Borrower by any one of its President and Chief Executive Officer, Senior Vice President and Chief Financial Officer or Treasurer and shall designate an alternate or alternates.

                 "Authorized City Representative" means the City Manager of the City, the Assistant City Manager of the City or other official of the City designated by the City Manager or the Assistant City Manager.

                 "Authorized Denomination" means (a) with respect to Bonds during any Term Rate Period, $5,000 or any integral multiple thereof; (b) with respect to Bonds during any Daily Rate Period and any Weekly Rate Period, $100,000 or any integral multiple thereof; and (c) with respect to Bonds during any Variable Term Rate Period, $100,000 or any integral multiple of $5,000 in excess of $100,000.

                 "Available Amounts" means (a) funds received by the Trustee pursuant to any Credit Facility; (b) moneys which have been continuously on deposit with the Trustee (i) held in any separate and segregated fund, account or subaccount established hereunder in which no other moneys which are not Available Amounts are held, and (ii) which have so been on deposit with the Trustee for at least 370 consecutive days from their receipt by the Trustee and not commingled with any moneys so held for less than said period and during and prior to which period no Act of Bankruptcy of the Borrower has occurred; (c) proceeds from the sale of the Bonds received contemporaneously with the issuance and sale of such Bonds; (d) any other moneys if there is delivered to the Trustee at the time such moneys are deposited with the Trustee an opinion (which may assume that no owner of Bonds is an "insider" within the meaning of the Bankruptcy Code) of bankruptcy counsel to the effect that the use of such moneys to pay amounts due on the Bonds would not be recoverable from the Bondholders pursuant to Section 550 of the Bankruptcy Code as avoidable preferential payments under Section 547 of the Bankruptcy Code in the event of the occurrence of an Act of Bankruptcy; (e) proceeds of the investment of funds qualifying as Available Amounts under the foregoing clauses; or (f) at any time except when there is a Credit Facility in effect in the form of a letter of credit, any other moneys from whatever source derived.

                 "Bond Counsel" means any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Borrower or any Credit Provider.

                 "Bond Fund" means the City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A Bond Fund established pursuant to Section 5.02 hereof.

                 "Bond Year" means the one-year period commencing on the Issue Date and ending the day preceding the first anniversary of the Issue Date and each one-year period commencing on successive anniversaries of the Issue Date, the last of which ends on the date the last of the Bonds is retired.

                 "Bonds" means the bonds designated as provided in Section 2.01(a), authorized and issued hereunder in an aggregate principal amount not to exceed $50,000,000.

                 "Borrower" means (i) Southwest Gas Corporation, a corporation organized under the laws of the State of California, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 5.2 of the Agreement.

                 "Business Day" means a day on which banks located in the cities in which the Principal Offices of the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Credit Provider are located are not required or authorized to be closed and on which The New York Stock Exchange is not closed, and, in the case of any action to be taken by the Borrower, which is not a legal holiday in Las Vegas, Nevada.

                 "Certificate of the City" means a certificate signed by an Authorized City Representative. If and to the extent required by the provisions of Section 1.04 hereof, each Certificate of the City shall include the statements provided for in Section 1.04 hereof.

                 "Certified Resolution" means a copy of a resolution or ordinance of the City certified by the City Clerk of the City to have been duly adopted by the City and to be in full force and effect on the date of such certification.

                 "City" means the City of Big Bear Lake, California.

                 "Clark County Project" means the facilities financed with proceeds of the Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1993 Series A issued by Clark County, Nevada for the benefit of the Borrower.

                 "Code" means the Internal Revenue Code of 1986.

                 "Completion Date" means the date of completion of the Project, as that date shall be certified as provided in Section 3.4 of the Agreement.

                 "Construction Fund" means the City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A Construction Fund established pursuant to Section 3.03 hereof.

                 "Construction Period" means the period during which interest for any portion of the Project may be capitalized for federal income tax purposes.

                 "Cost of the Project" means the sum of the items, or any such item, authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 of the Agreement.

                 "Credit Agreement" means the Letter of Credit and Reimbursement Agreement, of even date herewith, between the Borrower and the initial Credit Provider, as originally executed or as it may from time to time be replaced, supplemented or amended in accordance with the provisions thereof and Article IX hereof, providing for the issuance of the initial Credit Facility, and any subsequent agreement pursuant to which a substitute Credit Facility is provided.

                 "Credit Facility" means any first mortgage bonds of the Borrower, letter of credit, guarantee, standby purchase agreement, bond insurance or other support arrangement or security, if any, provided by the Borrower, pursuant to Section 4.6 of the Agreement and Section 5.07 hereof.

                 "Credit Provider" means Union Bank of Switzerland, acting through its Los Angeles Branch, as issuer of the Letter of Credit, or any issuer or other provider of a substitute Credit Facility as permitted under
Section 4.6 of the Agreement and Section 5.07 hereof, and the respective successors and assigns of the business thereof and any surviving, resulting or transferee entity with or into which it may be consolidated or merged or to which it may transfer all or substantially all of its banking business.

                 "Credit Provider Bonds" means any Bonds purchased with a drawing under a Credit Facility pursuant to Section 5.07(b)(iv) hereof for so long as such Bonds are registered in the name of the applicable Credit Provider or its nominee or such other names as the Credit Provider shall direct or are held by the Tender Agent for the account of the Credit Provider or its nominee.

                 "Daily Rate" means the variable interest rate on any Bonds established in accordance with Section 2.01(c)(ii) hereof.

                 "Daily Rate Period" means each period during which a Daily Rate is in effect.

                 "Debt Service" shall have the meaning ascribed to such term by
Section 148(d)(3)(D) of the Code.

                 "Determination of Taxability" means a determination that interest payable on any Bond is includable in the gross income for federal income tax purposes of the holder of such Bond (other than a holder who is a "substantial user" of the Project or the Clark County Project or a "related person" within the meaning of Section 147(a) of the Code). Such determination shall be deemed to have been made upon the date on which, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Agreement, or in connection with the offer and sale of the Bonds, or the breach of any covenant or warranty of the Borrower contained in the Agreement, interest on the Bonds, or any of them, is determined to be includable in the gross income for federal income tax purposes of the owners thereof (other than an owner who is a "substantial user" of the Project or the Clark County Project or a "related person" within the meaning of
Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding to the extent that the Borrower is permitted by law to do so; provided the Borrower agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Borrower shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

                 "DTC" means The Depository Trust Company and its successors and assigns.

                 "DTC Participants" means those broker-dealers, banks and other financial institutions from time to time for which DTC holds Bonds as securities depository.

                 "Event of Default" as used with respect to this Indenture has the meaning specified in Section 7.01 hereof, and as used with respect to the Agreement has the meaning specified in Section 6.1 thereof.

                 "Government Obligations" means bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America, or securities evidencing ownership interests in such obligations or in specified portions thereof (which may consist of specific portions of the principal of or interest on such obligations).

                 The term "holder" or "Bondholder" means the registered owner of any Bond; provided that, at any time the Bonds are held in book-entry only form as provided in Section 2.01(h) hereof, such terms shall also mean any beneficial owner of Bonds for purposes of tendering Bonds for purchase pursuant to Section 2.01(d), but not for purposes of receiving payment thereon or notices with respect thereto.

                 "Indenture" means this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

                 "Information Services" means Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services' "Called Bond Service," 65 Broadway, 16th Floor, New York, New York 10006; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007,
Attention: Municipal News Reports; the Municipal Securities Rulemaking Board, CDI Pilot, 1640 King Street, Suite 300, Alexandria, Virginia 22314; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or no such services, as the City may designate in a Certificate of the City delivered to the Trustee.

                 "Initial Rate Period" for the Bonds means the applicable Rate Period for the Bonds on the Issue Date as specified in Section 2.01(c)(i) hereof.

                 "Interest Payment Date" means (i) with respect to any Daily or Weekly Rate Period, the first Business Day of each calendar month, (ii) with respect to any Term Rate Period, the first day of the sixth month following the commencement of the Term Rate Period and the first day of each sixth month period thereafter, (iii) with respect to any Variable Term Segment, the Business Day next succeeding the last day of such Variable Term Segment, and
(iv) with respect to any Rate Period the Business Day next succeeding the last day thereof.

                 "Investment Securities" means any securities or other evidences of indebtedness or demand deposits which are lawful investments for trust funds similar to those created hereby in the State of California, a schedule of which shall be provided by the Borrower to the Trustee from time to time.

                 "Issue Date" means December 15, 1993, the date of issuance and delivery of the Bonds.

                 "Law" means Ordinance No. 84-106 of the City, adopted May 9, 1984, as amended and supplemented.

                 "Letter of Credit" means the irrevocable direct-pay letter of credit provided by Union Bank of Switzerland, acting through its Los Angeles Branch, as the initial Credit Facility pursuant to Sections 4.2 and 4.6 of the Agreement.

                 "Maximum Interest Rate" means (a) while a Credit Facility is in effect, the rate of interest specified in the

Credit Facility which is used to determine the amount available under such Credit Facility for payment of interest due and payable to holders of Bonds (which, in the case of the Letter of Credit, is 14% per annum) and (b) at all other times, with respect to Bonds in a Daily Rate Period, 14% per annum, with respect to Bonds in a Weekly Rate Period, 14% per annum, with respect to Bonds in a Term Rate Period, 14% per annum, and with respect to Bonds in a Variable Term Rate Period, 14% per annum.

                 "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail to the holders of specified Bonds, at the addresses shown on the registration books maintained pursuant to Section 2.04 hereof.

                 "Opinion of Counsel" means a written opinion of counsel (who may not be counsel for the Borrower) acceptable to the Trustee and the Borrower. If and to the extent required by the provisions of Section 1.04, each Opinion of Counsel shall include the statements provided for in Section 1.04.

                 The term "outstanding," when used as of any particular time with reference to Bonds (subject to the provisions of Section 11.06(e)), means all Bonds theretofore authenticated and delivered by the Registrar under this Indenture except:

                 (a) Bonds theretofore cancelled by the Registrar or surrendered to the Registrar for cancellation;

                 (b) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Registrar pursuant to the terms of Section 2.06; and

                 (c) Bonds with respect to which the liability of the City and the Borrower have been discharged to the extent provided in, and pursuant to the requirements of, Section 10.02.

                 "Paying Agent" means any paying agent appointed as provided in
Section 6.03 hereof, or any successor thereto.

                 The term "person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                 "Principal Office" (i) of the Registrar or the Paying Agent means the office thereof designated in writing by the Registrar or the Paying Agent, as the case may be, to the City, the Trustee, the Credit Provider and the Borrower, which as to both initially shall be the Principal Office of the Trustee; (ii) of the Trustee means the principal corporate trust office of the Trustee initially located in Los Angeles, California; (iii) of the Remarketing Agent means the office thereof designated in writing to the City, the Trustee, the Credit

Provider and the Borrower; (iv) of the Tender Agent means the principal corporate trust office of the Tender Agent designated in writing to the City, the Trustee, the Credit Provider and the Borrower; and (v) of the Credit Provider means its office located at such address as such Credit Provider shall designate in writing to the City, the Trustee and the Borrower.

                 "Project" means those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, which facilities are financed, in whole or in part, from the proceeds of the sale of the Bonds, and any real property, structures, buildings, fixtures or equipment acquired in substitution for, as a renewal or replacement of, or a modification or improvement to, all or any part of the facilities described in said Exhibit A.

                 "Purchase Date" means any date on which any Bond is required to be purchased pursuant to Section 2.01(d) or (e) hereof.

                 "Qualified Newspaper" shall include The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language and customarily published on each business day, of general circulation in New York, New York, and selected by the Borrower with the approval of the Trustee.

                 "Rate Period" means any Daily Rate Period, Weekly Rate Period, Variable Term Rate Period or Term Rate Period.

                 "Rating Agency" means Moody's Investors Service and Standard & Poor's Ratings Group, or in the event that Moody's Investors Service or Standard & Poor's Ratings Group no longer maintains a rating on the Bonds, any other nationally recognized rating agency then maintaining a rating on the Bonds.

                 "Rebate Fund" means the Rebate Fund established and maintained pursuant to Section 5.08 of the Indenture of Trust, dated as of December 1, 1993, by and between Clark County, Nevada and Harris Trust and Savings Bank, or its successors and assigns as trustee for the Clark County Bonds.

                 "Record Date" means (a) with respect to any Interest Payment Date in respect of any Daily Rate Period, Weekly Rate Period or Variable Term Segment, the Business Day next preceding such Interest Payment Date; and (b) with respect to any Interest Payment Date in respect of any Term Rate Period, the fifteenth day of the month preceding such Interest Payment Date.

                 "Registrar" means any registrar appointed as provided in
Section 8.12 hereof, or any successor thereto.

                 "Reimbursement Rate" means the per annum interest rate specified in the applicable Credit Agreement as the rate of interest then in effect with respect to, and to be borne by, any reimbursement obligation of the Borrower thereunder to the Credit Provider.

                 "Remarketing Agent" means the Remarketing Agent for the Bonds selected by the Borrower pursuant to Section 5.8(c) of the Agreement.

                 "Remarketing Agreement" means any agreement which meets the requirements of Section 5.8(d) of the Agreement.

                 "Repayment Installment" means any amount that the Borrower is required to pay directly to the Trustee pursuant to Section 4.2(a) of the Agreement as a repayment of the loan made by the City under the Agreement, which amount is determined in accordance with Section 4.2(a) thereof.

                 "Responsible Officer" of the Trustee means and includes the chairman of the board of directors, the president, every vice president and every assistant vice president.

                 "Revenues" means all rents, receipts, installment payments and other income derived by the City or the Trustee under the Agreement, any Credit Facility, or otherwise in respect of the financing of the Project as contemplated by the Agreement, and any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture, including all Repayment Installments and any other payments made by the Borrower pursuant to the Agreement; but such term shall not include payments to the City or the Trustee pursuant to Sections 4.2(b), 4.2(c), 5.6, 6.3, 8.2 and 8.3 of the Agreement.

                 "Securities Depositories" means The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax-(516) 227-4039 or 4190; Midwest Securities Trust Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax-(312) 663-2343; Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Fax-(215) 496-5058; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other addresses and/or such other securities depositories, or no such depositories, as the City may designate in a Certificate of the City delivered to the Trustee.

                 The term "supplemental indenture" or "indenture supplemental hereto" means any indenture hereafter duly authorized and entered into between the City and the Trustee in accordance with the provisions of this Indenture.

                 "Tax Certificate" means the Tax Certificate and Agreement, dated as of the Issue Date, by and between the City and the Borrower, as the same may be amended from time to time.

                 "Tax-Exempt" means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

                 "Tender Agent" means the tender agent for the Bonds selected by the Borrower and meeting the requirements of Section 5.8(b) of the Agreement.

                 "Tender Agreement" means any agreement that meets the requirements of Section 5.8(b) of the Agreement.

                 "Term Rate" means a non-variable interest rate on the Bonds established in accordance with Section 2.01(c)(iv) hereof.

                 "Term Rate Period" means each period during which a Term Rate is in effect.

                 "Trust Estate" means (i) the proceeds of the Bonds; (ii) all Revenues; (iii) all amounts (including money and securities) held in any funds or accounts hereunder; (iv) the Agreement and the rights and privileges of the City thereunder which are assigned to the Trustee pursuant to Section 5.05 hereof; and (v) any other property rights, money, securities or other assets pledged or assigned by the City to the Trustee pursuant hereto.

                 "Trustee" means Harris Trust and Savings Bank, a state banking corporation organized and existing under the laws of the State of Illinois, or any successor trustee appointed pursuant to Section 8.08 hereof.

                 "Variable Term Rate" means, with respect to any Bond, the non-variable rate associated with such Bond established in accordance with
Section 2.01(c)(v) hereof.

                 "Variable Term Rate Period" means each period comprised of Variable Term Segments during which Variable Term Rates are in effect.

                 "Variable Term Segment" means, with respect to each Bond bearing interest at a Variable Term Rate, the period established in accordance with Section 2.01(c)(v) hereof.

                 "Weekly Rate" means the variable interest rate on the Bonds established in accordance with Section 2.01(c)(iii) hereof.

                 "Weekly Rate Period" means each period during which a Weekly Rate is in effect.

                 "Written Consent of the City," "Written Order of the City," "Written Request of the City" and "Written Requisition of the City" mean, respectively, a written consent, order, request or requisition signed by or on behalf of the City by an Authorized City Representative.

                 "Yield" shall have the meaning ascribed to such term by
Section 148(h) of the Code.

                 Section 1.02. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

                 Section 1.03. Articles, Sections, Etc. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture as originally executed; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

                 Section 1.04. Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Agreement (except for the certificate of destroyed Bonds provided for herein) shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

                 Any such certificate or opinion made or given by an officer of the City or the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the City or the Borrower), upon the certificate or opinion of or representations by an officer of the City or the Borrower, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.


                                   ARTICLE II

                                   THE BONDS

                 Section 2.01.  Authorization and Terms of Bonds.

                 (a) Authorization. Bonds designated as "City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A" may be issued under this Indenture. The aggregate principal amount of Bonds which may be issued and outstanding under this Indenture shall not exceed fifty million dollars ($50,000,000), exclusive of Bonds executed and authenticated as provided in Section 2.06.

                 (b) General Terms. The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations and shall all be dated as of the Issue Date. The Bonds shall mature, subject to prior redemption as provided in Article IV, upon the terms and conditions hereinafter set forth, on December 1, 2028. The Bonds shall bear interest at the rate determined as provided in subsection (c) of this Section 2.01; provided that any overdue principal and, to the extent permitted by law, any overdue interest shall bear interest at the rate of 1.00% per annum over the rate otherwise borne by the Bonds.

                 The Bonds shall be numbered consecutively from 1 upward. Each Bond shall bear interest from the Interest Payment Date next preceding the date of registration and authentication thereof unless it is registered and authenticated after a Record Date and on or prior to the related Interest Payment Date, in which event it shall bear interest from such Interest Payment Date, or unless it is registered and authenticated before the Record Date for the first Interest Payment Date, in which event they shall bear interest from the Issue Date; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Issue Date. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered holder thereof on the Record Date, such interest to be paid by the Paying Agent to such registered holder (i) by bank check or draft mailed by first class mail on the Interest Payment Date, to such holder's address as it appears on the registration books of the Registrar or at such other address as has been furnished to the Registrar in writing by such holder, or (ii) during any Rate Period other than a Term Rate Period in immediately available funds (by wire transfer or by deposit to the account of the holder of any such Bond if such account is maintained with the Paying Agent), but in respect of any holder of Bonds in a Daily Rate Period or a Weekly Rate Period only to any holder which owns Bonds in an aggregate principal amount of at least $1,000,000 on the Record Date, according to the instructions given by such holder to the Registrar or, if no such instructions have been provided as of the Record Date, by check or draft mailed by first class mail to the holder at such holder's address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such owners not less than ten (10) days prior thereto. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Paying Agent. Notwithstanding the foregoing, interest on any Bond bearing a Variable Term Rate shall be paid only upon presentation to the Tender Agent of the Bond on which such payment is due.

                 (c) Interest Rates and Rate Periods. The Bonds shall bear interest until final payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. During any Rate Period other than a Term Rate Period interest on the Bonds shall be computed upon the basis of a 365- or 366-day year, as applicable, for the number of days actually elapsed. During any Term Rate Period interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The Bonds shall bear interest for the periods and at the rates set forth in this subsection (c); provided, however, that any Credit Provider Bonds shall bear interest at the Reimbursement Rate. Notwithstanding any other provision of this Indenture, it shall not be required that all Bonds bear interest at the same rate, provided that, except as provided in Section 2.01(c)(v)(D) hereof, no more than one Rate Period may apply to the Bonds. The Trustee shall provide the Borrower with notice of the interest rate or rates as provided in Section 8 of the Tender Agreement.

                          (i)     Rate Periods; Initial Rate Period.  The term
of the Bonds shall be divided into consecutive Rate Periods during which such Bonds shall bear interest at the Daily Rate, Weekly Rate, Variable Term Rate(s) or Term Rate; provided, however, that, to the extent determined in accordance with Section 2.01(c)(v)(D)(2) hereof, a portion of the Bonds may bear interest at a Daily Rate, a Weekly Rate or a Term Rate while other Bonds continue to bear interest at Variable Term Rates. The Initial Rate Period for the Bonds shall be a Weekly Rate Period and during such Initial Rate Period the Bonds shall bear interest at Weekly Rates determined as provided in
Section 2.01(c)(iii). The Rate Period with respect to the Bonds shall be as provided above until adjusted as provided herein.

                     (ii)         Daily Rate.

                          (A)     Determination of Daily Rate.  During each
Daily Rate Period, the Bonds shall bear interest at the Daily Rate, determined by the Remarketing Agent either on each Business Day for such Business Day or on the next preceding Business Day for the Business Day next succeeding such date of determination and as may be determined by the Remarketing Agent for any date that is not a Business Day on any such day during which there shall be active trading in Tax-Exempt obligations comparable to the Bonds for such day. The Daily Rate shall be the lowest rate determined by the Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Daily Rate for any day, the Daily Rate shall be the same as the Daily Rate for the immediately preceding day. In no event shall the Daily Rate be greater than the Maximum Interest Rate.

                          (B)     Adjustment to Daily Rate.  At any time
(subject to the provisions of (1)(b) of this paragraph), the Borrower, by written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Daily Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Rate, which shall be (a) a Business Day not earlier than the twelfth day (the fifteenth day if the then current Rate Period shall be a Term Rate Period or if the Bonds are then held in book-entry form as provided in Section 2.01(h)) following the fifth Business Day after the date of receipt by the Trustee of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(2)(C) hereof or the day immediately following the last day of the then current Term Rate Period; and
(c) in the case of an adjustment from a Variable Term Rate Period, either (i) the day immediately following the last day of the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(1) hereof, or (ii) for each Bond, the day immediately following the last day of the last Variable Term Segment for such Bond in the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(2) hereof; and (2) if the adjustment is from a Term Rate Period, shall be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Law, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

                          (C)     Notice of Adjustment to Daily Rate.  The
Trustee shall give Notice by Mail of an adjustment to a Daily Rate Period to the holders of the affected Bonds not less than 12 days (15 days if the then current Rate Period shall be a Term Rate Period or if such Bonds are then held in book-entry form as provided in Section 2.01(h)) prior to the effective date of such Daily Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Rate, (2) the effective date of the Daily Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date, (4) the procedures for such mandatory tender and (5) that the holders of the Bonds do not have the right to retain their Bonds on such effective date.

                    (iii)         Weekly Rate.

                          (A)     Determination of Weekly Rate.  During each
Weekly Rate Period, the Bonds shall bear interest at the Weekly Rate, determined by the Remarketing Agent no later than the first day of such Weekly Rate Period and thereafter no later than Tuesday of each week during such Weekly Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Rate shall be determined by the Remarketing Agent no later than the Business Day next succeeding such Tuesday. The Weekly Rate shall be the rate determined by the Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by such Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof. If the Remarketing Agent shall not have determined a Weekly Rate for any period, the Weekly Rate shall be the same as the Weekly Rate in effect for the immediately preceding Weekly Rate Period. In no event shall any Weekly Rate be greater than the Maximum Interest Rate. The first Weekly Rate determined for each Weekly Rate Period shall apply to the period commencing on the first day of such Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Rate shall apply to the period commencing on each Wednesday and ending on the next succeeding Tuesday, unless such Weekly Rate Period shall end on a day other than Tuesday, in which event the last Weekly Rate for such Weekly Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Rate Period and ending on such last day.

                          (B)     Adjustment to Weekly Rate.  The Borrower, by
written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, may at any time (subject to the provisions of (1)(b) of this paragraph) elect that the Bonds shall bear interest at a Weekly Rate. Such notice (1) shall specify the effective date of such adjustment to a Weekly Rate, which shall be (a) a Business Day not earlier than the twelfth day (the fifteenth day if the then current Rate Period shall be a Term Rate Period or if the Bonds are then held in book-entry form as provided in Section 2.01(h)) following the fifth Business Day after the date of receipt by the Trustee of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(2)(C) hereof or the day immediately following the last day of the then current Term Rate Period; and (c) in the case of an adjustment from a Variable Term Rate Period either (i) the day immediately following the last day of the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(1) hereof, or
(ii) for each Bond, the day immediately following the last day of the last Variable Term Segment for such Bond in the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(2) hereof; and
(2) if the adjustment is from a Term Rate Period shall be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Law, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                          (C)     Notice of Adjustment to Weekly Rate.  The
Trustee shall give Notice by Mail of an adjustment to a Weekly Rate Period to the holders of the affected Bonds not less than 12 days (15 days if the then current Rate Period shall be a Term Rate Period or if such Bonds are then held in book-entry form as provided in Section 2.01(h)) prior to the effective date of such Weekly Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Weekly Rate, (2) the effective date of such Weekly Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date, and (4) the procedures for such mandatory tender, and (5) that the holders of the Bonds do not have the right to retain their Bonds on such effective date.

                     (iv)         Term Rate.

                          (A)     Determination of Term Rate.  During each Term
Rate Period the Bonds shall bear interest at the Term Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than 40 days prior to and not later than the effective date of such Term Rate Period. The Term Rate shall be the rate determined by the Remarketing Agent on such date, and communicated on such date to the Trustee, the Paying Agent and the Borrower, by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest rate (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) which would enable the Remarketing Agent to sell the Bonds on the effective date of such Term Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Term Rate for any Term Rate Period shall not be determined or effective or if an adjustment from a Term Rate Period to another Rate Period shall not be effective, the Rate Period for the Bonds shall automatically convert to a Daily Rate Period. No opinion of Bond Counsel shall be required in connection with the automatic adjustment to the Daily Rate pursuant to this paragraph. If a Daily Rate for the first day of such Daily Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Rate for the first day of such Daily Rate Period shall be eighty percent (80%) of the most recent One-Year Note Index theretofore published in The Bond Buyer. In no event shall any Term Rate be greater than the Maximum Interest Rate.

                          (B)     Adjustment to or Continuation of Term Rate.
At any time (subject to the provisions of (2) of this paragraph), the Borrower, by written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, may elect that the Bonds shall bear, or continue to bear, interest at a Term Rate, and if it shall so elect, shall determine the duration of the Term Rate Period during which the Bonds shall bear interest at such Term Rate. At the time the Borrower so elects an adjustment to or continuation of a Term Rate Period, the Borrower may specify two or more consecutive Term Rate Periods and, if the Borrower so specifies, shall specify the duration of each such Term Rate Period as provided in this paragraph (B). Such notice shall specify the effective date of each Term Rate Period, which shall be (1) a Business Day not earlier than the twelfth day (the fifteenth day if the then current Rate Period shall be a Term Rate Period or if the Bonds are then held in book-entry form as provided in Section 2.01(h)) following the fifth Business Day after the date of receipt by the Trustee of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee);
(2) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(2)(C) hereof or the day immediately following the last day of the then current Term Rate Period; and (3) in the case of an adjustment from a Variable Term Rate Period either (i) the day immediately following the last day of the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(1) hereof, or (ii) for each Bond, the day immediately following the last day of the last Variable Term Segment for such Bond in the then current Variable Term Rate Period as determined in accordance with Section 2.01(c)(v)(D)(2) hereof; provided, however, that if prior to the Borrower's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Term Rate Period shall not precede such redemption date. In addition, such notice (i) shall specify the last day of such Term Rate Period (which shall be either the day preceding the date of final maturity of the Bonds or a day which both immediately precedes a Business Day and is at least one year after such effective date), and (ii) unless such Term Rate Period immediately succeeds a Term Rate Period of the same duration and is subject to the same optional redemption rights under Section 4.01(a)(2)(C) hereof, shall be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Law, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                 If, by the date required to give notice to Bondholders pursuant to paragraph (C) below, the Trustee shall not have received notice of the Borrower's election that the Bonds shall bear interest at a Daily Rate, a Weekly Rate, a Term Rate or a Variable Term Rate accompanied by appropriate opinions of Bond Counsel, the next succeeding Rate Period shall be a Daily Rate Period. No opinion of Bond Counsel shall be required in connection with the automatic adjustment to a Daily Rate pursuant to this paragraph. If a Daily Rate for the first day of such Daily Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Rate for the first day of such Daily Rate Period shall be eighty percent (80%) of the most recent One-Year Note Index theretofore published in The Bond Buyer.

                 At the same time that the Borrower elects to have the Bonds bear interest at a Term Rate or to continue to bear interest at a Term Rate, the Borrower may also elect that such Term Rate Period shall be automatically renewed for successive Term Rate Periods each having the same duration as the Term Rate Period so specified; provided, however, that if the last day of any such successive Term Rate Period shall not be a day immediately preceding a Business Day, then such successive Term Rate Period shall end on the first day immediately preceding the Business Day next succeeding such day, or if such last day would be after the day prior to the final maturity date of the Bonds, such Term Rate Period shall end on the day prior to such maturity date; and provided, further, that such election must be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such continuing automatic renewals of such Term Rate Period (1) are authorized or permitted by the Indenture and the Law, and (2) will not adversely affect the Tax-Exempt status of interest on the Bonds. If such election is made, no opinion of Bond Counsel shall be required in connection with the commencement of each successive Term Rate Period determined in accordance with such election. Further, at the same time that the Borrower elects to have the Bonds bear interest at a Term Rate or continue to bear interest at a Term Rate, subject to the provisions of Section 4.01(a)(4) hereof, the Borrower may also specify to the Trustee optional redemption prices and periods different (including that there be no such optional redemption) from those set out in Section 4.01(a) during the Term Rate Period(s) with respect to which such election is made.

                          (C)     Notice of Adjustment to or Continuation of
Term Rate. The Trustee shall give Notice by Mail of an adjustment to or continuation of a Term Rate Period to the holders of the affected Bonds not less than 12 days (15 days if the then current Rate Period is a Term Rate Period or if such Bonds are then held in book-entry form as provided in Section 2.01(h)) prior to the effective date of such Term Rate Period. In the event such adjustment or continuation is from a Term Rate Period to a Term Rate Period of equal duration, such notice shall state (1) that the interest rate on the Bonds will be adjusted to, or continue to be, a Term Rate, (2) the effective date and the last date of the Term Rate Period, (3) that the Term Rate for such Term Rate Period will be determined not later than the effective date thereof, (4) how such Term Rate may be obtained from the Remarketing Agent, (5) the Interest Payment Dates after such effective date, (6) that, during such Term Rate Period, the holders of Bonds will not have the right to tender their Bonds for purchase, (7) the redemption provisions that will apply to the Bonds during such Term Rate Period, (8) whether any Credit Facility shall be in effect after such effective date and the terms of any such Credit Facility (including the interest coverage and expiration date thereof), and (9) the rating or ratings, if any, which the Bonds are expected to receive from the Rating Agencies as of such effective date. In the event such adjustment or continuation is not from a Term Rate Period to a Term Rate Period of equal duration, such notice shall state (1) that the interest rate on the Bonds will be adjusted to, or continue to be, a Term Rate, (2) the effective date of the Term Rate Period, (3) that the Bonds shall be subject to mandatory tender for purchase on such effective date, (4) the procedures for such mandatory tender, and (5) that the holders of the Bonds do not have the right to retain their Bonds on such effective date.

                          (v)     Variable Term Rate.

                          (A)     Determination of Variable Term Segments and
Variable Term Rates. During each Variable Term Rate Period, each Bond shall bear interest during each Variable Term Segment for such Bond at the Variable Term Rate for such Bond as described herein. Each Variable Term Segment and Variable Term Rate for each Bond shall be the Variable Term Segment and Variable Term Rate determined by the Remarketing Agent by agreement with the purchaser of such Bond. Each Variable Term Segment for any Bond shall be a period, of not less than one nor more than 230 days, determined by the Remarketing Agent to be, in its judgment, the period which, together with all other Variable Term Segments for all Bonds then outstanding, is likely to result in the lowest overall net interest expense on the Bonds; provided, however, that any such Bond purchased on behalf of the Borrower and remaining unsold in the hands of the Remarketing Agent as of the close of business on the effective date of the Variable Term Segment for such Bond shall have a Variable Term Segment of one day or, if such Variable Term Segment would not end on a day immediately preceding a Business Day, a Variable Term Segment of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that (1) each Variable Term Segment shall end on a day which immediately precedes a Business Day and no Variable Term Segment shall extend beyond the final maturity date of the Bonds, and (2) if for any reason the Remarketing Agent fails or is unable to determine a Variable Term Segment on any Bond, the Variable Term Segment for such Bond shall be one day, unless such Variable Term Segment would end on a day which does not precede a Business Day, in which case such Variable Term Segment shall end on the first day immediately preceding the Business Day next succeeding such day.

                 The Variable Term Rate for each Variable Term Segment for each Bond shall be the rate determined by the Remarketing Agent (based on the examination of Tax-Exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under the then prevailing market conditions) no later than the first day of such Variable Term Segment (and in the case of a Variable Term Segment of one day, no later than 2:00 p.m. New York time, on such date) to be the lowest rate which would enable the Remarketing Agent to sell the Bonds on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof. If a Variable Term Rate for a Variable Term Segment of one day is not determined or effective, the Variable Term Rate for such Variable Term Segment of one day shall be eighty percent (80%) of the most recent One-Year
Note Index theretofore published in The Bond Buyer. In no event shall the Variable Term Rate for any Bond exceed the Maximum Interest Rate.

                          (B)     Adjustment to Variable Term Rates.  At any
time (subject to the provisions of (1)(b) of this paragraph), the Borrower, by written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at Variable Term Rates. Such notice (1) shall specify the effective date of the Variable Term Rate Period during which the Bonds shall bear interest at Variable Term Rates, which shall be (a) a Business Day not earlier than the twelfth day (the fifteenth day if the then current Rate Period shall be a Term Rate Period or if the Bonds are then held in book-entry form as provided in Section 2.01(h)) following the fifth Business Day after the date of receipt by the Trustee of such notice (or such shorter period after the date of such receipt as shall be acceptable to the Trustee), and (b) in the case of an adjustment from a Term Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(2)(C) hereof or the day immediately following the last day of the then current Term Rate Period; provided, however, that if prior to the Borrower making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Variable Term Rate Period shall not precede such redemption date; and (2) shall be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Law and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                          (C)     Notice of Adjustment to Variable Term Rates.
The Trustee shall give Notice by Mail of an adjustment to a Variable Term Rate Period to the holders of the affected Bonds not less than 12 days (15 days if the then current Rate Period shall be a Term Rate Period or if such Bonds are then held in book-entry form as provided in Section 2.01(h)) prior to the effective date of such Variable Term Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to Variable Term Rates,
(2) the effective date of such Variable Term Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on the effective date of such Variable Term Rate Period, (4) the procedures for such mandatory tender, and
(5) that the holders of the Bonds do not have the right to retain their Bonds on such effective date.

                          (D)     Adjustment from Variable Term Rates.  At any
time during a Variable Term Rate Period, the Borrower may elect that the Bonds shall no longer bear interest at Variable Term Rates and shall instead bear interest as otherwise permitted under this Indenture. The Borrower shall notify the City, the Trustee, the Paying Agent and the Remarketing Agent of such election and shall specify the Rate Period to follow with respect to such Bonds upon cessation of the Variable Term Rate Period and instruct the Remarketing Agent to (1) determine Variable Term Segments of such duration that, as soon as possible, all Variable Term Segments shall end on the same date, not earlier than the eleventh day following the fifth Business Day (or such shorter period acceptable to the Trustee), following the receipt by the Trustee of the notice required by the second succeeding sentence, which date shall be the last day of the then current Variable Term Rate Period, and, upon the establishment of such Variable Term Segments the day next succeeding the last day of all such Variable Term Segments shall be the effective date of the Term Rate Period, Weekly Rate Period or Daily Rate Period elected by the Borrower; or (2) determine Variable Term Segments that will in the judgment of the Remarketing Agent best promote an orderly transition to the next succeeding Rate Period to apply to such Bonds, beginning not earlier than the eleventh day following the fifth Business Day (or such shorter period acceptable to the Trustee) following the receipt by the Trustee of the notice required by the second succeeding sentence. If the alternative in clause (2) above is selected, the day next succeeding the last day of the Variable Term Segment for each Bond shall be with respect to such Bond the effective date of the Rate Period elected by the Borrower. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last and such effective dates to the Borrower, the Trustee and the Paying Agent. During any transitional period from a Variable Term Rate Period to the next succeeding Rate Period in accordance with clause (2) above, the provisions of this Indenture relating to the Bonds shall be deemed to apply to the Bonds as follows: The Bonds continuing to bear interest at Variable Term Rates shall have applicable to them the provisions hereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Variable Term Rates and the Bonds bearing interest at the interest rate to which the transition is being made will have applicable to them the provisions hereunder as if all Bonds were bearing interest at such interest rate.

                     (vi) Determination Conclusive. The determination of any Variable Term Rate, Daily Rate, Weekly Rate and Term Rate and each Variable Term Segment by the Remarketing Agent shall be conclusive and binding upon the Remarketing Agent, the Trustee, the Paying Agent, the City, the Borrower and the holders of the Bonds.

                 (d) Holder's Option to Tender for Purchase. (i) During any Daily Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (A) delivery to the Tender Agent at its Principal Office, by no later than 10:30 a.m., New York time, on such Business Day, of an irrevocable notice by telephone or in person (promptly confirmed in writing), which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m., New York time, on the Purchase Date. The Tender Agent shall keep a written record of the notice described in clause (A).

                     (ii) During any Weekly Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the Purchase Date to the Purchase Date (unless the Purchase Date shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (A) delivery to the Tender Agent at its

Principal Office of an irrevocable notice in writing, or by telephone confirmed in writing, by 5:00 p.m., New York time, on any Business Day, which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent, and (B) delivery of such Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m., New York time, on the Purchase Date. The Tender Agent shall keep a written record of the notice described in clause (A).

                    (iii) Any Bond or portion thereof in an Authorized Denomination shall be purchased on the first day of any Term Rate Period which is preceded by a Term Rate Period of equal duration at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Payment Date next preceding the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Payment Date, in which case the purchase price shall be equal to the principal amount thereof), upon (A) delivery to the Tender Agent at its Principal Office of an irrevocable notice in writing by 5:00 p.m. New York time on any Business Day not less than seven days before the Purchase Date, which states the principal amount of such Bond to be tendered for purchase and the Purchase Date, and (B) delivery of such Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m. New York time, on the Purchase Date. The Tender Agent shall keep a written record of the notice described in clause (A).

                     (iv) If any Bond is to be purchased in part pursuant to (i), (ii) or (iii), the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

                 (e) Mandatory Tender for Purchase. (i) Bonds shall be subject to mandatory tender for purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Purchase Date described below, upon the occurrence of any of the events stated below:

                                  (A)      as to any Bond, on the effective
date of any change in a Rate Period, other than the effective date of a Term Rate Period which was preceded by a Term Rate Period of the same duration;

                                  (B)      as to each Bond in a Variable Term
Rate Period, on the day next succeeding the last day of any Variable Term Segment with respect to such Bond;

                                  (C)      as to all Bonds, on the second
Business Day next preceding the termination of any Credit Facility (whether upon the stated termination date thereof or upon the substitution of a different Credit Facility) unless the Trustee shall have received, on or before the twentieth day prior to such termination date, written confirmation from each Rating Agency that such termination shall not result in the lowering or withdrawal of such Rating Agency's then current rating on the Bonds; or

                                  (D)  as to all Bonds, on a day, as specified
by the Trustee, not more than 20 days after receipt by the Trustee from the Credit Provider, within 15 days after a drawing on the Credit Facility, of a notice in the form set forth in the Credit Facility to the effect that the Credit Provider has not been reimbursed for such drawing and that the amount available to be drawn thereunder has not been reinstated.

                     (ii) The Bonds are also subject to mandatory tender for purchase on the day next succeeding any Term Rate Period which ends prior to the day originally established as the last day of such Term Rate Period, at a purchase price equal to the principal amount thereof plus an amount equal to any premium which would have been payable on such day had the Borrower directed redemption of such Bonds pursuant to Section 4.01(a)(2)(C) hereof. Notwithstanding the foregoing sentence, if a Credit Facility shall be in effect on the day next succeeding such Term Rate Period, the Bonds shall not be subject to such mandatory tender and the Trustee shall not give notice of such mandatory tender unless the Trustee then holds Available Amounts sufficient to pay, or the Credit Facility may be drawn upon to pay, any premium required to be paid to holders of the Bonds in connection with such tender.

                    (iii) The Trustee shall give Notice by Mail to the holders of the Bonds at their addresses shown on the registration books kept by the Registrar, of the termination of any Credit Facility and of the provision of any proposed substitute Credit Facility, on the fifteenth day prior to such termination or provision, which notice shall (i) include a general description (which shall be provided to the Trustee by the Borrower) of any Credit Facility in effect prior to the termination or provision and any substitute Credit Facility to be in effect upon such termination or provision; (ii) state the date of such termination or provision; (iii) state the rating or ratings, if any, which the Bonds are expected to receive from the Rating Agencies following such termination or provision; and (iv) if by the date of mailing of such notice the Trustee shall not have received written confirmation from each Rating Agency that such termination or provision shall not result in the lowering or withdrawal of such Rating Agency's then current rating on the Bonds, state that the Bonds shall be subject to mandatory tender for purchase on the second Business Day next preceding such termination in accordance with Section 2.01(e)(i)(C) hereof.

                     (iv) Holders of Bonds bearing interest at Variable Term Rates may on any Purchase Date occurring pursuant to Section 2.01(e)(i)(B) hereof direct the Trustee not to purchase their Bonds, or portions of the principal amount thereof (provided that the portion to be purchased and the portion directed not to be purchased both are Authorized Denominations) on such Purchase Date. Such direction shall be given by telephone to the Tender Agent at its Principal Office, on or prior to 10:30 a.m. New York time on the first day of the applicable Variable Term Segment, specifying the numbers and denominations of Bonds owned by such Bondholder and directing the Trustee not to purchase such Bonds or portions thereof. The Tender Agent will give immediate notice to the Trustee upon the receipt of each such notice. Any owner who gives such a direction that its Bond not be purchased must surrender such Bond to the Tender Agent in return for a Bond bearing interest for a new Variable Term Segment. Any instrument delivered to the Trustee in accordance with this paragraph (iv) shall be irrevocable with respect to the purchase for which such instrument was delivered and shall be binding upon any subsequent holder of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof.

                          (v)  The Trustee shall, without further direction or
authorization, give Notice by Mail to the holders of the Bonds at their addresses shown on the registration books kept by the Registrar, of any mandatory tender occurring by reason of Section 2.01(e)(1)(D) hereof, no later than five (5) days after receiving the notice from the Credit Provider described in Section 2.01(e)(1)(D), and not less than fifteen (15) days prior to such mandatory tender date.

                 (f) Payment of Purchase Price. If the Bonds to be purchased pursuant to subsection (d) or (e) of this Section are remarketed, the Tender Agent shall pay the purchase price of such Bonds by drawing upon the moneys deposited therefor according to the terms of the Tender Agreement. The Registrar shall register new Bonds as directed by the Remarketing Agent and make such Bonds available for delivery as provided in the Tender Agreement on the date of such purchase. Payment of the purchase price of any Bond shall be made in immediately available funds for Bonds in Variable Term, Daily or Weekly Rate Periods, or Bonds then held in book-entry only form as provided in Section 2.01(h), and in clearinghouse funds for Bonds in Term Rate Periods unless such Bonds are then held in book-entry only form, but in each case only upon presentation and surrender of such Bond to the Tender Agent except as otherwise provided in Section 2.01(h).

                 If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 2.01(d) or Section 2.01(e) shall be held by the Tender Agent on the date such Bonds are to be purchased such Bonds shall be deemed to have been purchased and shall be purchased according to the terms of the Tender Agreement, for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and the former holder of such Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

                 In the event any Bonds purchased according to the terms of the Tender Agreement as provided in this Section 2.01 shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold uninvested the moneys for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two
(2) years after the date of purchase shall, upon the Borrower's written request to the Tender Agent, be paid to the Borrower. After the payment of such unclaimed moneys to the Borrower, the former holder of such Bond shall look only to the Borrower for the payment thereof.

                 (g) Form of Bonds. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend relating thereto as may be required to conform to usage or law with respect thereto. If appropriate, the Bonds may be printed with a portion of the text printed on the reverse side thereof and with a legend printed on the front referring to such text to the following effect:
"Reference is hereby made to the further provisions of this Bond set forth on the back hereof and such further provisions are hereby incorporated by reference as if set forth here in full." Upon adjustment to a Term Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Term Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Term Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving an opinion of Bond Counsel that such Bond form conforms to the terms of the Law and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

                 (h) Book-Entry System. Unless otherwise determined by the City, the Bonds shall be issued in the form of a separate single certificated fully registered Bond, registered in the name of Cede & Co., as nominee of DTC, or any successor nominee (the "Nominee"). Except as provided in paragraph
(iii) below, all of the outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this subsection
(h) shall apply thereto.

                          (i)     With respect to Bonds registered on the
registration books kept by the Registrar in the name of the Nominee, the City, the Paying Agent and the Trustee shall have no responsibility or obligation to any DTC Participant or to any person on behalf of which a DTC Participant holds an interest in the Bonds. Without limiting the immediately preceding sentence, the City, the Paying Agent and the Trustee shall have no responsibility or obligation with respect to (1) the accuracy of the records of DTC, the Nominee or any DTC Participant with respect to any ownership interest in the Bonds,
(2) the delivery to any DTC Participant or any other person, other than a Bondholder, as shown in the registration books kept by the Registrar, of any notice with respect to the Bonds, including any notice of redemption, or
(3) the payment to any DTC Participant or any other person, other than a Bondholder, as shown in the registration books kept by the Registrar, of any amount with respect to principal of, premium, if any, or interest on the Bonds. The City, the Paying Agent and the Trustee may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the holder and absolute owner of such Bond for the purpose of payment of principal, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever; provided, however, notwithstanding the foregoing provisions, the Tender Agent shall accept any notice of optional tender pursuant to Section 2.01(d) from any beneficial owner of any Bond held in book-entry form, but shall make payment of the purchase price thereof only to the registered owner of such Bond. The Paying Agent shall pay all principal of, premium, if any, and interest on the Bonds only to or upon the order of the respective Bondholders, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the City's obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. No person other than a Bondholder, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the City to make payments of principal, premium, if any, and interest pursuant to this Indenture.

                          (ii)    The City, the Paying Agent and the Trustee
shall execute and deliver to DTC a letter of representation in customary form with respect to the Bonds in book-entry form (the "Representation Letter"), but such Representation Letter shall not in any way limit the provisions of the foregoing paragraph (i) or in any other way impose upon the City any obligation whatsoever with respect to persons having interests in the Bonds other than the Bondholders, as shown on the registration books kept by the Registrar. The Trustee and the Paying Agent shall take all action necessary for all representations of the City in the Representation Letter with respect to the Trustee and the Paying Agent to be complied with at all times.

                     (iii) DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the City, the Paying Agent and the Trustee and discharging its responsibilities with respect thereto under applicable law. The City, with the consent of the Borrower, may, and upon request of the Borrower shall, terminate the services of DTC with respect to the Bonds. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed by the City (with the consent of the Borrower) to undertake the functions of DTC hereunder, the City, at the expense of the Borrower, is obligated to deliver Bond certificates to the beneficial owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

                          (iv)    Notwithstanding any other provision of this
Indenture to the contrary, so long as any Bond is registered in the name of the Nominee, all payments with respect to principal or, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter. Bondholders shall have no lien or security interest in any rebate or refund paid by DTC to the Paying Agent which arises from the payment by the Paying Agent of principal of or interest on the Bonds in immediately available funds to DTC.

                          (v) Notwithstanding any other provision of this
Indenture to the contrary, so long as any Bond is held in book-entry form, such Bond need not be delivered in connection with any tender pursuant to Section 2.01(d) hereof, and all references in said Section to physical delivery of Bonds shall be ineffective. In such case, payment of the purchase price in connection with such tender shall be made to the registered holder of such Bonds on the date designated for such payment, without further action by the beneficial owner who delivered the tender notice, and transfer of beneficial ownership shall be made in accordance with the procedures of the Nominee.

                          (vi) So long as all outstanding Bonds are registered
in the name of the Nominee or its registered assigns, the City, the Trustee, the Paying Agent and the Tender Agent shall cooperate with the Nominee, as the sole registered Bondholder, and its registered assigns, in effecting payment of the principal of, redemption premium, if any, and interest on the Bonds by arranging for payment in such manner that funds for such payments are properly identified and are made immediately available on the date they are due.

                          (vii) Upon delivery by DTC to the Registrar of
written notice to the effect that DTC has determined to substitute a new Nominee in place of Cede & Co., and subject to the provisions of Section 2.01(b) hereof with respect to the payment of interest to the registered owners of the Bonds as of the close of business on the Record Date next preceding the applicable Interest Payment Date, the term "Nominee" shall refer to such new nominee of DTC.

                 Section 2.02. Execution of Bonds. The Bonds shall be signed in the name and on behalf of the City with the manual or facsimile signature of its Mayor and attested by the manual or facsimile signature of its City Clerk or Deputy City Clerk, under the seal of the City. Such seal may be in the form of a facsimile of the City's seal and may be imprinted or impressed upon the Bonds. The Bonds shall then be delivered to the Registrar or the Tender Agent for authentication by the Trustee or the Tender Agent, as the case may be. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or issued by the City, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the City as though those who signed and attested the same had continued to be such officers of the City. Also, any Bond may be signed on behalf of the City by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

                 Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, manually executed by the Registrar or the Tender Agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Registrar shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

                 Upon authentication of any Bond, the Registrar or the Tender Agent, as the case may be, shall set forth on such Bond (1) the date of such authentication and (2) in the case of a Bond bearing interest at a Variable Term Rate, such Variable Term Rate, the day next succeeding the last day of the applicable

Variable Term Segment, the number of days comprising such Variable Term Segment and the amount of interest to accrue during such Variable Term Segment.

                 Unless the City shall otherwise direct with the advice and consent of the Borrower, the Tender Agent shall serve as co-authenticating agent for the Bonds.

                 Section 2.03. Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.04, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Whenever any Bond shall be surrendered for registration of transfer, the City shall execute and the Registrar shall authenticate and deliver a new Bond or Bonds of the same tenor of Authorized Denominations. No registration of transfer of Bonds shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of seven (7) Business Days next preceding the date on which the Trustee gives any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required.

                 Bonds may be exchanged at the principal office of the Registrar for a like aggregate principal amount of Bonds of the same tenor of Authorized Denominations. The Registrar shall require the payment by the Bondholder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Bondholders for any such exchange. Except with respect to Bonds purchased pursuant to Section 2.01(e), no exchange of Bonds shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of seven (7) Business Days next preceding the date on which the Trustee gives notice of redemption, nor shall any exchange of Bonds called for redemption be required.

                 Section 2.04. Bond Register. The Registrar will keep or cause to be kept at its principal office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times be open to inspection by the City, the Trustee and the Borrower; and, upon presentation for such purpose, the Registrar shall, under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, Bonds as hereinbefore provided.

                 Section 2.05. Temporary Bonds. The Bonds may be issued initially in temporary form exchangeable for definitive Bonds when ready for delivery. The temporary Bonds may be printed, lithographed or typewritten, shall be of such denominations as may be determined by the City and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the City and be authenticated and registered by the Registrar upon the same conditions and in substantially the same manner as the definitive Bonds. If the City issues temporary Bonds, it will execute and furnish definitive Bonds without delay, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the principal office of the Registrar, and the Registrar shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of like tenor in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

                 Section 2.06. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the City, upon the request and at the expense of the holder of said Bond, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bonds so mutilated. Every mutilated Bond so surrendered to the Registrar shall be cancelled by it and destroyed and, upon the written request of the City, a certificate evidencing such destruction shall be delivered to the City. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the City, the Borrower and the Registrar, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given, the City, at the expense of the holder, shall execute, and the Registrar shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Registrar may pay the same without surrender thereof). The City may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the City and the Registrar. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the City whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

                 Section 2.07. Disposition of Cancelled Bonds. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee and shall forthwith be cancelled and destroyed by the Trustee. If requested in writing by the City, the Trustee shall deliver a certificate evidencing such destruction to the City.

                                  ARTICLE III

                               ISSUANCE OF BONDS

                 Section 3.01.  Authentication and Delivery of Bonds.
Forthwith upon the execution and delivery of this Indenture, upon the execution of the Bonds by the City and delivery thereof to the Registrar, as hereinabove provided, and without any further action on the part of the City, the Registrar shall authenticate the Bonds in an aggregate principal amount of fifty million and no/100 dollars ($50,000,000) and shall deliver the Bonds to or upon the Written Order of the City.

                 Section 3.02. Application of Proceeds of Bonds. The proceeds received by the City from the sale of the Bonds shall be deposited with the Trustee, who shall forthwith set aside such proceeds into the Construction Fund which Construction Fund the Trustee shall establish and maintain as further provided in Section 3.03 hereof.

                 Section 3.03. Construction Fund. The Trustee does hereby establish the Construction Fund to be designated the "City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A Construction Fund" (the "Construction Fund"). The monies in the Construction Fund shall be held by the Trustee in trust and applied to the payment of the Cost of the Project.

                 Before each payment is made from the Construction Fund by the Trustee, there shall be filed with the Trustee a requisition conforming with the requirements of this Section and Section 3.3 of the Agreement, in substantially the same form as set forth in Exhibit B to the Agreement, stating with respect to each payment to be made:

                          (1)     the requisition number;

                          (2) the name and address of the person to whom payment is due;

                          (3) the purpose for which such payment is to be made;

                          (4)     the amount to be paid;

                          (5) that each obligation mentioned therein has been properly incurred and is a proper charge against the Construction Fund;

                          (6) that none of the items for which payment is requested has been previously reimbursed from the Construction Fund;

                          (7) that each item for which payment is requested is or was necessary in connection with the acquisition, construction, installation or financing of the Project; and

                          (8) that 100% of the amount requisitioned, together with all amounts requisitioned to date, in the aggregate represents a Qualifying Cost as defined in the Tax Certificate (excluding costs of issuance of the Bonds).

                 Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein and the Trustee shall have no duty to confirm the accuracy of such facts. Upon receipt of each such requisition, signed by an Authorized Borrower Representative, the Trustee shall pay the amount set forth therein as directed by the terms thereof.

                 The Construction Fund shall be closed upon the earlier of: (a) the disbursement of all moneys held therein or (b) receipt by the Trustee of a certificate conforming with the requirements of Section 3.4 of the Agreement. In the event that the Trustee shall receive a certificate described in clause
(b) of the immediate proceeding sentence, and after payment of costs payable from the Construction Fund or provision satisfactory to the Trustee having been made for payment of such costs not yet due as provided in such certificate, the Trustee shall transfer any remaining balance in the Construction Fund into a separate account within the Bond Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the "Surplus Account." There shall also be deposited in the Surplus Account amounts received from the Borrower pursuant to Section 3.4 of the Agreement for the purpose of redeeming Bonds in the next largest principal amount divisible by Authorized Denominations. The monies in the Surplus Account shall be used and applied (unless some other application of such monies is requested by the Borrower and would not, in the opinion of Bond Counsel, cause interest on the Bonds to become no longer Tax-exempt) to the redemption of Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed without payment of premium pursuant to this Indenture. Notwithstanding Section 5.04, the monies in the Surplus Account shall be invested at the written direction of the Borrower in Investment Securities having a non-variable yield no higher than the yield on the Bonds (unless in the opinion of Bond Counsel investment at a variable or higher non-variable yield would not cause interest on the Bonds to become no longer Tax-exempt), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

                 In the event of redemption of all the Bonds pursuant to
Section 4.01 hereof or an Event of Default which causes acceleration of the Bonds, any monies then remaining in the Construction Fund shall be transferred to the Bond Fund and all monies in the Bond Fund shall be used to pay the principal of the Bonds.


                                   ARTICLE IV

                              REDEMPTION OF BONDS

                 Section 4.01. Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Borrower is entitled or required to make and makes a prepayment pursuant to Article VII of the Agreement. The Trustee shall not give notice of any optional redemption under Section 4.01(a) hereof unless the Borrower has so directed in accordance with Section 7.5 of the Agreement and the Trustee then holds Available Amounts on deposit in the Bond Fund sufficient to pay, and set aside for the payment of, all amounts due on such redemption, or if the Credit Facility then in effect may be drawn upon to pay such amounts and is in an amount sufficient to pay any premium plus the other amounts required to be paid in connection with such redemption. In the event of a failure by the Borrower to give a notice of mandatory prepayment under such Section 7.5, such notice may be given by the City, the Trustee or any holder or holders of ten percent (10%) or more in aggregate principal amount of Bonds Outstanding.

                 The Bonds shall be redeemed upon the following terms:

                 (a) Redemption Upon Optional Prepayment. (1) The Bonds shall be redeemed in whole at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date upon receipt by the Trustee of a written notice from the Borrower stating that the Board of Directors of the Borrower has determined in good faith, by resolution of such Board, that any of the following events has occurred within the preceding one hundred eighty (180) days and that the Borrower therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Bonds in whole:

                 (A) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate all or a substantial part of the Project or technological or other changes which make the continued operation of the Project or such substantial portion uneconomical, in the opinion of the Borrower, shall have occurred and shall have resulted in a cessation of all or substantially all of its normal operations of the Project.

                 (B) Unreasonable burdens or excessive liabilities shall have been imposed upon the City or the Borrower affecting all or a substantial part of the Project, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

                 (C) All or substantially all of the property of the Borrower shall be transferred or sold to any corporation other than an affiliate of the Borrower or the Borrower shall be consolidated with or merged into a corporation other than an affiliate of the Borrower in such manner that the Borrower is not the surviving corporation.

                 (2) The Bonds shall be subject to redemption upon prepayment of the Repayment Installments at the option of the Borrower, in whole, or in part by lot, prior to their maturity dates, as follows:

                 (A) During any Variable Term Rate Period, each Bond shall be subject to such redemption on the day next succeeding the last day of each Variable Term Segment for such Bond at a redemption price equal to 100% of the principal amount thereof.

                 (B) During any Daily Rate Period or Weekly Rate Period, the Bonds shall be subject to such redemption on any Business Day at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of redemption.

                 (C) During any Term Rate Period and on the day next succeeding the last day of each such Rate Period, the Bonds shall be subject to such redemption during the periods specified below, in whole at any time or in part from time to time, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to the redemption date:

         Length of Term
          Rate Period                              Redemption Dates and Prices
         --------------                            ---------------------------
  Greater than 15 years                            At any time on or after the first day of the calendar month following the tenth anniversary of the effective date at
                                                   102% declining 1% annually to 100%

  Greater than 10 and less than or equal to        At any time on or after the first day of the calendar month
  15 years                                         following the tenth anniversary of the effective date at
                                                   101.5% declining 0.75% annually to 100%

  Greater than 7 and less than or equal to 10      At any time on or after the first day of the calendar month
  years                                            following the seventh  anniversary of the effective date at
                                                   101.5% declining 0.5% annually to 100%

  Greater than 4 and less than or equal to 7       At any time on or after the first day of the calendar month
  years                                            following the fourth anniversary of the effective date at
                                                   101% declining 0.5% annually to 100%

  Greater than 2 and less than or equal to 4       At any time on or after the first day of the calendar month
  years                                            following the second anniversary of the effective date at
                                                   101.5% declining 0.25% each six months thereafter to 100%

  Greater than 1 and less than or equal to 2       At any time on or after first day of the calendar month
  years                                            following the first anniversary of the effective date at
                                                   100.25%, declining 0.25% each six months thereafter to 100%

  Less than or equal to 1 year                     Not redeemable

                 (3) During any Term Rate Period the Bonds shall be subject to redemption in whole, or in part by lot, on any date prior to the applicable first date for optional redemption as set forth in Section 4.01(a)(2)(C) above, at a redemption price equal to the applicable redemption price that would be in effect on such first date for optional redemption, plus interest accrued thereon to the date fixed for redemption, if the Borrower delivers to the Trustee, within one hundred eighty (180) days after the Borrower has made the determination referred to in clause (A) or (B) below, a written notice to the effect that either:

                 (A)      (I)     the Borrower has determined that some or all
         of the interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four
         (24) month period is not or will not be deductible, in whole or in part, for federal income tax purposes by reason of Section 150(b) of the Code (or would not be deductible unless some or all of the Bonds are redeemed) due to a change in use of the Project or any portion thereof, and (II) the Borrower will not claim deductions for such interest on its federal income tax returns; or

                 (B)      (I)     the Borrower has determined that there is
         "substantial authority" (within the meaning of

         Section 6662(d)(2)(B)(i) of the Code) to support the position that
         Section 150(b) of the Code will not prevent interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period from being deductible, in whole or in part, for federal income tax purposes, and
         (II) the Borrower after reasonable effort has been unable to obtain an opinion of independent counsel that it is more likely than not that
         Section 150 of the Code will not prevent deductions for such interest expense.

In the case of a redemption pursuant to this Section 4.01(a)(3), the Borrower may only direct the Trustee to redeem such principal amount of Bonds as the Borrower determines is necessary to assure that the Borrower retains its right to all such deductions otherwise allowable or, if a partial redemption will not enable the Borrower to retain the right to deduct such interest, the Borrower may direct the Trustee to redeem all the Outstanding Bonds or any portion thereof.

                 (4) With respect to any Term Rate Period the Borrower may specify in the notice required by Section 2.01(c)(iv)(B) hereof redemption provisions, prices and periods other than those set forth above (including that there be no such optional redemption); provided, however, that such notice shall be accompanied by an opinion of Bond Counsel addressed to the City to the effect that such changes (i) are authorized or permitted by the Law and this Indenture, and (ii) will not adversely affect any exemption of the interest on the Bonds from federal income taxation.

                 (b) Redemption Upon Mandatory Prepayment. The Bonds shall be subject to redemption from amounts which are required to be prepaid by the Borrower under Section 7.3 of the Agreement, as set forth below. In each case, the Trustee shall give notice of such redemption as provided in Section
4.03 hereof.

                 (1) The Bonds shall be redeemed in whole on any date at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date upon the occurrence of a Determination of Taxability;provided, however, that all Bonds shall be redeemed upon such event unless, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would be Tax-exempt to any holder of a Bond (other than a holder who is a "substantial user" of the Project or the Clark County Project or a "related person" within the meaning of Section 147(a) of the Code), and in such event the Bonds shall be redeemed (in Authorized Denominations) in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

                 (2) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, upon the acceleration of payments due under the Agreement following an "Event of Default" thereunder.

                 (3) The Bonds shall be redeemed in part on any date after the Completion Date at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date to the extent of amounts on deposit in the Surplus Account after the Completion Date.

                 Section 4.02. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot.
For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the City and the Borrower in writing of the numbers of the Bonds or portions thereof so selected for redemption.

                 Section 4.03. Notice of Redemption. The Trustee, for and on behalf of the City, shall give Notice of any redemption by Mail, postage prepaid, not less than fifteen (15) nor more than sixty (60) days prior to the redemption date, to (i) the registered owner of such Bond at the address shown on the registration books of the Registrar on the date such notice is mailed;
(ii) the Securities Depositories; and (iii) one or more Information Services. Notice of redemption to the Securities Depositories and the Information Services shall be given by telecopy confirmed by first-class mail. Each notice of redemption shall state the date of such notice, the date of issue of the Bonds to be redeemed, the redemption date, the redemption price, the place of redemption (including the name and appropriate address or addresses of the Paying Agent), the source of the funds to be used for such redemption, the principal amount, the CUSIP number (if any) of the maturity and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice. Notwithstanding the foregoing, failure by the Trustee to give notice pursuant to this paragraph to any one or more of the Information Services or Securities Depositories or the insufficiency of any such notices shall not affect the sufficiency of the proceedings for redemption. Failure to mail the notices required by this paragraph to any registered owner of any Bonds designated for redemption, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any other Bonds and shall not extend the period for making elections or in any way change the rights of the holders of the Bonds to elect to have their Bonds purchased as provided herein.

                 If upon the expiration of thirty (30) days succeeding any redemption date, any Bonds so called for redemption shall not have been presented to the Trustee for payment, the Trustee shall no later than sixty
(60) days following such redemption date send Notice by Mail to the holder of each Bond not so presented.

                 Section 4.04. Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the Holder in the principal amount of the portion of the Bond not redeemed. The City and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

                 Section 4.05. Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, without interest accrued on any funds held after the redemption date to pay such redemption price.

                 All Bonds fully redeemed pursuant to the provisions of this
Article IV shall be cancelled upon surrender thereof and destroyed by the Registrar, which shall, upon the written request of the City, deliver to the City a certificate evidencing such destruction.

                                   ARTICLE V

                                    REVENUES

                 Section 5.01. Pledge of Revenues. All of the Revenues and any Credit Facility are hereby irrevocably pledged to the punctual payment of the principal of and interest and premium, if any, on the Bonds, and Revenues shall not be used for any other purpose while any of the Bonds remain outstanding. Said pledge shall constitute a first and exclusive lien on the Revenues and any Credit Facility for the payment of the Bonds in accordance with the terms thereof.

                 All Revenues and any Credit Facility shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter in this Article V set forth.

                 Neither the faith and credit nor the taxing power of the State of California or the City is pledged to the payment of the principal of, premium, if any, or interest on the Bonds, nor is the State of California or the City in any manner obligated to make any appropriation for payment of the Bonds. The Bonds do not constitute a debt or liability of the State of California, the City or any public agency and are payable solely from the sources identified in this Indenture. The issuance of the Bonds shall not directly or indirectly or contingently obligate the City, the State of California or any public agency to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment.

                 Section 5.02. Bond Fund. Upon the receipt thereof, the Trustee shall deposit all accrued interest, if any, paid at the sale of the Bonds and all Revenues in the "City of Big Bear Lake IDRB (Southwest Gas Corporation Project) 1993 Series A Bond Fund" (herein called the "Bond Fund"), which the Trustee shall establish and maintain and hold in trust, and which shall be disbursed and applied only as hereinafter authorized. Except as provided below, moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise.

                 The Trustee shall deposit in the Bond Fund from time to time, upon receipt thereof, (i) all amounts received by the Trustee pursuant to any Credit Facility as provided in Section 5.07 hereof; (ii) any income received from the investment of moneys on deposit in the Bond Fund; (iii) amounts transferred to the Bond Fund from the Construction Fund pursuant to Section
3.03 hereof; and (iv) any other Revenues, including insurance proceeds, condemnation awards and other prepayment amounts received under the Agreement from or for the account of the Borrower. Available Amounts shall not be commingled with other





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
moneys in the Bond Fund and the Trustee shall set up separate sub-accounts in the Bond Fund for such amounts of each type. Amounts transferred from the Construction Fund following an Event of Default hereunder or under the Agreement shall be used first to pay amounts due on the Bonds and then to reimburse the Credit Provider for any such amounts received pursuant to the Credit Facility.

                 Except as provided in this Section, Sections 5.06, 5.07, 6.06 and 10.03, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds as the same shall become due, whether at maturity or upon redemption or acceleration or otherwise. In making such payments, the Trustee shall (a) first use Available Amounts held hereunder, except amounts received pursuant to the Credit Facility; (b) then use amounts received by the Trustee under the Credit Facility; and (c) then use any other Revenues received by the Trustee.

                 The stated amount of the Letter of Credit shall be unavailable for the payment of principal of and interest on Credit Provider Bonds, it being the intent of the parties hereto that, so long as the Letter of Credit is in effect, principal of and interest on Credit Provider Bonds shall be payable solely from the following sources, in the following priority: (1) proceeds of the remarketing of Credit Provider Bonds paid by the purchasers thereof, (2) amounts paid by the Borrower to the Trustee for deposit in the Bond Fund, and
(3) any other Revenues available therefor.

                 So long as no Event of Default (or any event which would be an Event of Default hereunder with the passage of time or the giving of notice) exists hereunder, on the fifth day after each Interest Payment Date, the Trustee shall return to the Borrower (free and clear of the pledge and lien of this Indenture) any moneys then on deposit in the Bond Fund (except the Surplus Account) or shall deposit such funds in the Rebate Fund if so instructed by the Borrower.

                 Section 5.03. Trustee Authorized to Take Actions Under the Agreement. The City hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to take such actions as the Trustee, in its sole and absolute discretion, deems necessary to enforce the Borrower's obligation under the Agreement to make timely payment of principal of and interest on the Bonds to the extent proceeds of drawings under any Credit Facility, Bond proceeds and other moneys in the Bond Fund are not available for such payment in accordance with the provisions of Section 5.02 hereof.

                 Section 5.04. Investment of Moneys. Subject to Sections 3.03 and 6.06 hereof, any moneys in any of the funds and accounts to be established by the Trustee pursuant to this Indenture shall be invested upon the written direction of the

Borrower, by the Trustee, if and to the extent then permitted by law, in Investment Securities; provided, however, that any such moneys constituting proceeds of a drawing under the Credit Facility shall be held uninvested. In the absence of such direction, the Trustee shall invest solely in units of a money market portfolio restricted to obligations issued by, or guaranteed by the full faith and credit of, the United States of America, or repurchase agreements collateralized by such obligations. Moneys in any fund or account (other than moneys constituting proceeds of a drawing under the Credit Facility, which shall be held uninvested) shall be invested in Investment Securities with respect to which payments of principal thereof and interest thereon are scheduled to be paid or are otherwise payable (including Investment Securities payable at the option of the holder) not later than the date on which it is estimated that such moneys will be required by the Trustee. Available Amounts held in the Bond Fund shall be invested only in Government Obligations maturing or subject to payment at par upon demand of the holder thereof within 30 days after the acquisition of any such investment and in any event not later than the date on which it is estimated that such moneys will be required by the Trustee.

                 Except for purposes of Section 6.06, for the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost (which shall be (1) measured exclusive of accrued interest after the first payment of interest following purchase and (2) ratably increased over time by the amortization of any difference between the initial purchase price, excluding accrued interest but including commissions, and the par value) or par value (plus, prior to the first payment of interest following purchase, the amount of any accrued interest paid as part of the purchase price).

                 Any interest, profit or loss on such investments shall be credited or charged to the respective funds from which such investments are made. The Trustee may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and the Trustee shall not be liable or responsible for any loss resulting from such investment. Unless otherwise directed by the Borrower, the Trustee may make any investment permitted under this Section 5.04 through or with its own commercial banking or investment departments.

                 Section 5.05. Assignment to Trustee; Enforcement of Obligations. (a) The City hereby transfers, assigns and sets over to the Trustee all of the Revenues and any and all rights and privileges it has under the Agreement, except (i) the City's rights to receive any notices under this Indenture or the Agreement, (ii) the City's right to receive payments, if any, with respect to fees, expenses and indemnification and certain other purposes under Sections 4.2(c), 4.2(e), 6.3, 8.2 and 8.3 of the Agreement and (iii) the City's rights to give approvals or





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
consents pursuant to the Agreement, but including, without limitation, the right to collect and receive directly all of the Revenues and the right to hold and enforce any security interest, and any Revenues collected or received by the City shall be deemed to be held, and to have been collected or received, by the City as the agent of the Trustee, and shall forthwith be paid by the City to the Trustee. The Trustee also shall be entitled to take all steps, actions and proceedings reasonably necessary in its judgment (1) to enforce the terms, covenants and conditions of, and preserve and protect the priority of its interest in and under, the Agreement, any Credit Facility and any other security agreement with respect to the Project or the Bonds, and (2) to assure compliance with all covenants, agreements and conditions on the part of the City contained in this Indenture with respect to the Revenues.

                 Section 5.06. Repayment to Borrower. When there are no longer any Bonds outstanding or provision for payment of the Bonds has been made in accordance with Article X hereof, and all fees, charges and expenses of the Trustee, the Registrar, the Tender Agent, the Remarketing Agent and any paying agents have been paid or provided for, payment of the full amount owing the United States Government, as determined under Section 5.6 of the Agreement,
Section 6.06 hereof and the Tax Certificate, all expenses of the City relating to the Project and this Indenture have been paid or provided for, and all other amounts payable hereunder and under the Agreement have been paid, and this Indenture has been discharged and satisfied, the Trustee shall pay to the Borrower any amounts remaining in any fund established and held hereunder.

                 Section 5.07. Credit Facility; Credit Provider Bonds. (a) The Trustee shall accept the Letter of Credit as the initial Credit Facility hereunder. The Trustee acknowledges the right of the Borrower at any time to terminate any Credit Facility and, if the Borrower so elects, to provide a substitute Credit Facility with respect to the Bonds; provided, that no such termination or substitution may be made with respect to any Bond during any Term Rate Period or Variable Term Segment with respect to such Bond. If there shall have been delivered to the City and the Trustee (i) a Credit Facility other than the Letter of Credit and (ii) an opinion of Bond Counsel to the effect that the delivery of such Credit Facility to the Trustee is permitted under the Law and the Agreement and complies with the terms of the Agreement and the Indenture and that the delivery of such Credit Facility will not adversely affect the Tax-Exempt status of interest on the Bonds, then the Trustee shall accept such Credit Facility and, if so directed by the Borrower, upon the effective date of such Credit Facility promptly surrender the Credit Facility theretofore in effect in accordance with the respective terms thereof for cancellation. In the event that the Borrower elects to terminate a Credit Facility or to provide a substitute Credit Facility, the Bonds shall be subject to mandatory tender unless the Trustee shall have received timely written confirmation from each Rating

Agency that such Rating Agency's then current rating on the Bonds will not be lowered or withdrawn as a result of such termination or provision, all as provided in Section 2.01(e)(1)(C) hereof. If at any time there shall cease to be any Bonds outstanding hereunder, or a Credit Facility shall be terminated pursuant to its terms, the Trustee shall promptly surrender the Credit Facility in accordance with the terms of the Credit Facility for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

                 (b) In the case of a Credit Facility in the form of a letter of credit, the Trustee shall draw on the Credit Facility subject to and in accordance with its terms, in order to receive payment thereunder not later than the time payment is due on the Bonds on the following dates in the following amounts:

                 (i) On each Interest Payment Date, in an amount which, together with Available Amounts in the Bond Fund, will be sufficient to pay all interest due and payable on the outstanding Bonds on such Interest Payment Date;

                (ii) On any date fixed for payment or redemption of Bonds in part, in an amount which, together with Available Amounts in the Bond Fund (including amounts drawn pursuant to paragraph (a) above), will be sufficient to pay the amount due on such Bonds, including accrued interest;

               (iii) On the date fixed for payment of the Bonds in connection with any declaration of the acceleration of the maturity of the Bonds following an Event of Default, as provided in Section 7.01 hereof, in an amount which, together with Available Amounts in the Bond Fund, will be sufficient to pay all principal and interest due on the Bonds as a result of such declaration on the date fixed for such payment;

                (iv) On each Purchase Date, in an amount sufficient to pay the purchase price of any Bonds tendered or deemed tendered pursuant to this Indenture and for which such purchase price has not been received upon the remarketing of such Bonds; and

                 (v) On the final maturity or redemption date of the Bonds, in an amount which, together with Available Amounts in the Bond Fund (including amounts drawn pursuant to paragraph (a) above), will be sufficient to pay the principal and interest due on all outstanding Bonds on such final maturity or redemption date.

Each such drawing shall be made not later than the time required by the Credit Facility in order to receive payment thereunder not later than the time payment of the amount of such drawing is required to be made to the holders of the Bonds pursuant to this Indenture and the Tender Agreement. The Trustee shall give notice of each such drawing to the Borrower at the time of each draw. The proceeds of each such drawing shall be used in the order of priority established by Section 5.02 hereof. The Trustee shall comply with all provisions of the Credit Facility in order to realize upon any drawing thereunder, and will not draw upon the Credit Facility any amounts for payment of Credit Provider Bonds or Bonds registered in the name of the City or the Borrower or known by the Trustee to be registered in the name of any nominee of the City or the Borrower unless the Credit Facility specifically permits such drawing.

                 (c) Any Bonds purchased with a drawing under a Credit Facility pursuant to Section 5.07(b)(iv) hereof shall be registered in the name of the Credit Provider or its nominee (or such other names as the Credit Provider shall direct) and delivered to the Credit Provider in accordance with the terms of the applicable Credit Agreement; provided, that if such Bonds are then registered in the name of DTC or its Nominee pursuant to Section 2.01(h) hereof, the Trustee shall immediately upon making any draw on a Credit Facility pursuant to Section 5.07(b)(iv) hereof notify the Tender Agent. Upon receipt of such notice, the Tender Agent shall direct DTC to cause any Bonds purchased with the proceeds of such draw to be transferred to the Tender Agent's account at DTC, and such Bonds shall be held on the records of the Tender Agent in the name of or for the account of the Credit Provider or its nominee (or such other names as the Credit Provider shall direct).

                 (d) Credit Provider Bonds shall bear interest at the Reimbursement Rate in accordance with the first paragraph of Section 2.01(c) hereof.

                 (e) Credit Provider Bonds shall be remarketed by the Remarketing Agent prior to any other Bonds tendered for purchase hereunder, unless the Credit Provider shall otherwise direct the Remarketing Agent in writing, and shall be remarketed in accordance with the terms of the Remarketing Agreement. Upon (i) receipt by the Trustee and the Tender Agent of written notification from the Credit Provider that the Credit Facility (if any is then in effect) has been fully reinstated with respect to principal and interest and (ii) release by the Credit Provider of any Credit Provider Bonds which the Remarketing Agent has remarketed, such Bonds shall be made available to the purchasers thereof and shall no longer constitute Credit Provider Bonds for purposes of this Indenture. The proceeds of any remarketing of Credit Provider Bonds (including interest, if any, accrued at the Reimbursement Rate) shall be paid to the Credit Provider on such remarketing date in immediately available funds.

                 (f) Each of the Trustee and the Tender Agent agrees that it will, immediately upon receipt, send to the Credit Provider (by telephonic or electronic transmission capable of making a written record) a copy of every notice received by it hereunder with respect to any of the Credit Provider Bonds.





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
                 (g) Notwithstanding anything to the contrary herein or in the Bonds, all obligations of the Borrower under or in connection with any Credit Agreement (including reimbursement obligations of the Borrower to any participating credit providers with respect to a Credit Facility) shall be governed by the terms of such Credit Agreement.


                                   ARTICLE VI

                             COVENANTS OF THE CITY

                 Section 6.01. Payment of Principal and Interest. The City shall punctually pay, but only out of Revenues as herein provided, the principal and the interest (and premium, if any) to become due in respect of every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. All such payments shall be made by the Trustee as provided in Section 2.01. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be cancelled and destroyed by the Trustee which, upon the written request of the City, shall deliver a certificate evidencing such destruction to the City.

                 Section 6.02.  Extension or Funding of Claims for Interest.
In order to prevent any accumulation of claims for interest after maturity, the City shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with the consent of the City, such claim for interest so extended or funded shall not be entitled, in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then outstanding and of all claims for interest which shall not have been so extended or funded.

                 Section 6.03. Paying Agents. The Borrower, with the written approval of the Trustee and the City, may appoint and at all times have one or more Paying Agents (which shall meet the qualifications of the Trustee set forth in Section 8.07 hereof) in such place or places as the Borrower may designate, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. All provisions of Article VIII hereof which apply to the Trustee shall also apply to any Paying Agent appointed hereunder. It shall be the duty of the Trustee to make such arrangements with any such paying agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of and interest and premium, if any, on the Bonds presented at either place of





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
payment.  The Paying Agent initially appointed hereunder is the Trustee.

                 Section 6.04. Preservation of Revenues. The City shall not waive any provision of the Agreement or take any action to interfere with or impair the pledge and assignment hereunder of Revenues and the assignment to the Trustee of rights under the Agreement, or the Trustee's enforcement of any rights thereunder, without the prior written consent of the Trustee. The Trustee may give such written consent, and may itself take any such action or consent to an amendment or modification to the Agreement or to any other document, instrument or agreement relating to the security for the Bonds, only in accordance with the provisions of Article IX hereof.

                 Section 6.05. Compliance with Indenture. The City shall not issue, or permit to be issued, any Bonds secured or payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not suffer or permit any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

                 Section 6.06. Arbitrage Covenants. (a) The City covenants with all persons who hold or at any time held Bonds that the City will not directly or indirectly use the proceeds of any of the Bonds or any other funds of the City or, to the extent within its control, permit the use of the proceeds of any of the Bonds or any other funds of the City or take or omit to take any other action which will cause any of the Bonds to be "arbitrage bonds" or otherwise subject to federal income taxation by reason of Sections 103 and 141 through 150 of the Code and any applicable regulations promulgated thereunder. To that end the City covenants to comply with all covenants set forth in the Tax Certificate, which is incorporated herein by reference.

                 (b) Notwithstanding any provision of this Indenture, including in particular Article X hereof, the obligation to comply with all requirements of this Section 6.06, Section 5.6 of the Agreement and the Tax Certificate shall survive the defeasance or payment in full of the Bonds.

                 Section 6.07. Other Liens. So long as any Bonds are outstanding, the City shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Trust Estate, other than the lien of this Indenture.

                 Section 6.08. Further Assurances. Whenever and so often as requested so to do by the Trustee, the City shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the

Bondholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.


                                  ARTICLE VII

                                    DEFAULT

                 Section 7.01. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an "Event of Default" hereunder:

                 (a) Failure to make payment of any installment of interest upon any Bond when the same shall have become due and payable;

                 (b) Failure to make due and punctual payment of the principal of and premium, if any, on any Bond at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by declaration, or failure by the Borrower to make any payment necessary to purchase Bonds tendered for purchase in accordance with Section 2.01(d) or (e) hereof;

                 (c) Default by the City in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuance of such default for a period of ninety (90) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the City, the Borrower and the Credit Provider by the Trustee, or to the City, the Borrower, the Credit Provider and the Trustee by the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds at the time outstanding.

                 No default specified in (c) above shall constitute an Event of Default unless the City, the Borrower or the Credit Provider shall have failed to correct such default within the applicable 90-day period; provided, however, that if the default shall be such that it can be corrected, but cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the City, the Borrower or the Credit Provider within the applicable period and diligently pursued until the default is corrected. With regard to any alleged default concerning which notice is given to the Borrower or the Credit Provider under the provisions of this Section, the City hereby grants the Borrower and the Credit Provider full authority for account of the City to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default in the name and stead of the City with full power to do any and all things and acts to the same extent that the City could do and perform any such things and acts and with power of substitution.

                 Upon the occurrence and continuation of an Event of Default hereunder, the Trustee may, and upon the written request of the Credit Provider or the holders of not less than 25% in aggregate principal amount of Bonds then outstanding, shall by notice in writing delivered to the Borrower with copies of such notice being sent to the City, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Notwithstanding the foregoing, the Trustee shall not be required to take any action upon the occurrence and continuation of an Event of Default under Section 7.01(c) above until a Responsible Officer of the Trustee has actual knowledge of such Event of Default. After such declaration of acceleration the Trustee shall immediately take such actions as necessary to realize moneys under any Credit Facility and shall declare all indebtedness payable under Section 4.2(a) of the Agreement to be immediately due and payable in accordance with Section 6.2 of the Agreement and may exercise and enforce such rights as exist under the Agreement.

                 The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum which, together with any other amounts then held in the Bond Fund, is sufficient to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the City and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

                 Section 7.02.  Institution of Legal Proceedings by Trustee.
In addition, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding and upon being indemnified to its satisfaction therefor shall, proceed to protect or enforce its rights or the rights of the holders of Bonds under the Law or under this Indenture, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

                 Section 7.03.  Application of Moneys Collected by Trustee.
Any moneys collected by the Trustee on or after the occurrence of an Event of Default shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                          First:  To the payment of costs and expenses of
                 collection, just and reasonable compensation to the Trustee for its own services and for the services of counsel, agents and employees by it properly engaged and employed, and all other expenses and liabilities incurred, and for advances made pursuant to the provisions of this Indenture with interest on all such advances at the rate then borne by the Bonds; provided, that Available Amounts shall not be so applied when a Credit Facility in the form of a letter of credit is then in effect.

                          Second:  In case the principal of none of the Bonds
                 shall have become due and remains unpaid, to the payment of interest in default in the order of the maturity thereof, such payments to be made ratably and proportionately to the persons entitled thereto without discrimination or preference, except as specified in Section 6.02, and provided that no payment of interest shall be made with respect to any Bonds registered in the name of the City, the Borrower or the Credit Provider or known by the Trustee to be registered in the name of any nominee of the City, the Borrower or the Credit Provider, until interest due on all Bonds not so registered shall have been paid.

                          Third:  In case the principal of any of the Bonds
                 shall have become due by declaration or otherwise and remains unpaid, first to the payment of principal of all Bonds then due and unpaid, then to the payment of interest in default in the order of maturity thereof, and then to the payment of the premium thereon, if any and then to the payment of interest on the overdue principal and interest at the rate then borne by the Bonds; in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference, except as specified in Section 6.02, and provided that no payment of principal or premium or interest shall be made with respect to any Bonds registered in the name of the City, the Borrower or the Credit Provider or known by the Trustee to be registered in the name of any nominee of the City, the Borrower or the Credit Provider, until all amounts due on all Bonds not so registered have been paid.

                          Fourth:  To the Credit Provider as reimbursement for
                 amounts drawn under the Credit Facility, as certified by the Credit Provider to the Trustee.

                 Section 7.04. Effect of Delay or Omission to Pursue Remedy. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Bonds may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the City, the Trustee, the Credit Provider and the holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the trust estate; and all remedies, rights and powers of the City, the Trustee, the Credit Provider and the holders of the Bonds shall continue as though no such proceedings had been taken.

                 Section 7.05. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                 Section 7.06. Covenant to Pay Bonds in Event of Default. The City covenants that, upon the happening of any Event of Default, the City will pay to the Trustee upon demand, but only out of Revenues, for the benefit of the holders of the Bonds, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal and premium, or both, as the case may be, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred by the Trustee hereunder. In case the City shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to institute proceedings at law or in





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equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees, subject, however, to the condition that such judgment, if any, shall be limited to, and payable solely out of, Revenues as herein provided and not otherwise. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

                 Section 7.07. Trustee Appointed Agent for Bondholders. The Trustee is hereby appointed the agent and attorney of the holders of all Bonds outstanding hereunder for the purpose of filing any claims relating to the Bonds.

                 Section 7.08. Power of Trustee to Control Proceedings. In the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of holders of the Bonds, it shall have full power, in the exercise of its discretion for the best interests of the holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default hereunder, discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the holders of at least a majority in principal amount of the Bonds outstanding hereunder opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

                 All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name as Trustee of an express trust for the equal and ratable benefit of the Bondholders, subject to the provisions of this Indenture.

                 Section 7.09. Limitation on Bondholders' Right to Sue. No holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the holders of at least 25% in aggregate principal amount of all the Bonds then outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) said holders





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shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and
(d) the Trustee shall have refused or omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

                 Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Bonds of any remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or their action to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the outstanding Bonds (subject to the provisions of Section 6.02 hereof).

                 The right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such Bond out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section or Section 7.08 or any other provision of this Indenture.

                 Section 7.10. Limitation of Liability to Revenues. Notwithstanding anything in this Indenture contained, the City shall not be required to advance any moneys derived from the proceeds of taxes collected by the City or by any governmental body or political subdivision of the State of California or from any source of income of any governmental body or political subdivision of the State of California or the City other than the Revenues, for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. The Bonds are not general obligations of the City, and are payable from and secured by the Revenues only.


                                  ARTICLE VIII

                         THE TRUSTEE AND THE REGISTRAR

                 Section 8.01. Duties, Immunities and Liabilities of Trustee and Registrar. The Trustee and the Registrar shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default





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(which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs.

                 No provision of this Indenture shall be construed to relieve the Trustee or the Registrar from liability for its own negligent action or its own negligent failure to act, except that:

                 (a) Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

                          (1) the duties and obligations of the Trustee and the Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture; the Trustee or the Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; and no covenants or obligations shall be implied into this Indenture which are adverse to the Trustee and the Registrar, as the case may be; and

                          (2) in the absence of bad faith on the part of the Trustee or the Registrar, as the case may be, the Trustee and the Registrar may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Registrar, as the case may be, conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture; and

                 (b) At all times, regardless of whether or not any Event of Default shall exist,

                          (1) the Trustee and the Registrar shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee or the Registrar unless it shall be proved that the Trustee or the Registrar, as the case may be, was negligent in ascertaining the pertinent facts; and

                          (2) neither the Trustee nor the Registrar shall be personally liable with respect to any action taken, permitted or omitted by it in good faith and reasonably believed by it to be authorized or within the





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                 discretion or rights or power conferred upon it by this
                 Indenture unless it shall be proved that the Trustee or the Registrar, as the case may be, was negligent.

                 (c) The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents or receivers, and shall be entitled to advice of counsel concerning all matters of trust and concerning its duties hereunder.

                 (d) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Borrower, any holder of Bonds or the City; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with making such investigation shall be, in the sole opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to proceeding with such investigation. The reasonable expense of every such investigation shall be paid by the Borrower.

                 (e) Notwithstanding any other provision of this Indenture or the Agreement, the Trustee shall not be charged with knowledge of any Event of Default under this Indenture or any failure by the Borrower to comply with the obligations of the Borrower set forth in the Agreement, except default under Section 6.1(a) of the Agreement or Sections 7.01(a) or 7.01(b) hereof, unless a Responsible Officer of the Trustee obtains actual knowledge of such Event of Default or failure to comply, as the case may be, which may be in the form of written notice delivered to the Trustee pursuant to Section 11.07.

                 None of the provisions contained in this Indenture shall require the Trustee or Registrar to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

      Section 8.02.  Right of Trustee and Registrar to Rely upon Documents, Etc.

                 (a) The Trustee and the Registrar may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Bond, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;





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                 (b)      Any notice, request, direction, election, order or
         demand of the City mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the City by an Authorized City Representative, and any resolution of the City may be evidenced to the Trustee or the Registrar by a Certified Resolution;

                 (c) The Trustee and the Registrar may consult with counsel (who may include counsel for the City or Bond Counsel) and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion or advice of such counsel; and

                 (d) Whenever in the administration of the trusts of this Indenture the Trustee or the Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Registrar, as the case may be, be deemed to be conclusively proved and established by a Certificate of the City; and such Certificate of the City shall, in the absence of negligence or bad faith on the part of the Trustee or the Registrar, as the case may be, be full warrant to the Trustee or the Registrar, as the case may be, for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

                 Section 8.03. Trustee and Registrar Not Responsible for Recitals. The recitals contained herein and in the Bonds shall be taken as the statements of the City, and the Trustee and the Registrar assume no responsibility for the correctness of the same except (with respect to the Registrar) for the Certificate of Authentication thereon. The Trustee and the Registrar make no representations as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee and the Registrar shall not be accountable for the use or application by the City of any of the Bonds authenticated or delivered hereunder or of the proceeds of such Bonds except to the extent specifically provided in this Indenture.

                 Section 8.04. Right of Trustee and Registrar to Acquire Bonds. The Trustee, the Registrar and their officers and directors may acquire and hold, or become the pledgee of, Bonds and otherwise deal with the City in the manner and to the same extent and with like effect as though it were not Trustee or Registrar, as the case may be, hereunder.

                 Section 8.05. Moneys Received by Trustee and Registrar to Be Held in Trust. Subject to the provisions of Section 10.03, all moneys received by the Trustee and the Registrar shall, until





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used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or as otherwise provided herein. Except to the extent provided otherwise herein, any interest allowed on any such moneys shall be deposited in the fund to which such moneys are credited. Available Amounts and amounts being aged to become Available Amounts, amounts received under any Credit Facility and proceeds of any remarketing of Bonds shall not be commingled with any other funds held by the Trustee hereunder.

                 Section 8.06. Compensation and Indemnification of Trustee and Registrar. The Trustee and the Registrar shall be entitled to reasonable compensation for all services rendered by it in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Registrar, as the case may be, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Agreement will require the Borrower to pay or reimburse the Trustee or the Registrar, as the case may be, upon its request for all expenses, disbursements and advances incurred or made by the Trustee or the Registrar, as the case may be, in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property, other than cash, shall at any time be held by the Trustee or the Registrar, as the case may be, subject to this Indenture, or any supplemental indenture, as security for the Bonds, the Trustee or the Registrar, as the case may be, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds, shall be entitled (but not required) to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Agreement will also require the Borrower to indemnify the Trustee or the Registrar, as the case may be, for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without negligence or bad faith on the part of the Trustee or the Registrar, as the case may be, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. Notwithstanding the foregoing, prior to seeking indemnity the Trustee shall make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, and shall accelerate the payment of principal on the Bonds and draw on the Credit Facility when required by this Indenture. Subject to Section 7.03 hereof, the rights of the Trustee to compensation for its services and to payment or reimbursement for its expenses, disbursements, liabilities or advances shall have priority over the Bonds in respect of all





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property or funds held or collected by the Trustee as such and other funds held in trust by the Trustee for the benefit of the holders of particular Bonds; provided, however, that the Trustee shall have no claim against moneys drawn under the Credit Facility for payment of such compensation or reimbursement.

                 Section 8.07. Qualifications of Trustee and Registrar. There shall at all times be a trustee and a registrar hereunder which shall be corporations or banking associations organized and doing business under the laws of the United States or of a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), subject to supervision or examination by federal or state authority, and whose senior, unsecured debt obligations, or whose parent or holding company's senior, unsecured debt obligations, are continuously rated at least Baa3 or Prime3 by Moody's Investors Service (so long as such Rating Agency maintains a rating on the Bonds and on such Person, parent or holding company, as the case may be); provided, however, that no Credit Provider shall be eligible to serve as Trustee or Registrar so long as it is the provider of a Credit Facility hereunder. If such corporations or banking associations publish reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section the combined capital and surplus of such corporations or banking associations shall be deemed to be their combined capital and surplus as set forth in their most recent reports of conditions so published. In case at any time the Trustee or the Registrar shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Registrar, as the case may be, shall resign immediately in the manner and with the effect specified in
Section 8.08.

                 Section 8.08. Resignation and Removal of Trustee or Registrar and Appointment of Successor Trustee or Registrar. (a) The Trustee or Registrar may at any time resign by giving written notice to the City and the Borrower and by giving to the Bondholders notice either by publication of such resignation, which notice shall be published at least once in a Qualified Newspaper, or by mailing notice by first class mail to such Bondholders. The Trustee shall also mail a copy of any such notice of resignation to the Rating Agencies. Upon receiving such notice of resignation, the City, with the consent of the Borrower, shall promptly appoint a successor trustee or registrar, as the case may be, by an instrument in writing. If no successor trustee or registrar, as the case may be, shall have been so appointed and have accepted appointment within thirty days after the giving of such notice of resignation by the Trustee or Registrar, as the case may be, the resigning trustee or registrar, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or registrar, as the case may be, or any Bondholder who has been a bona fide holder of a Bond for at least six months may, on





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behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee or registrar, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee or registrar, as the case may be.

                 (b) In case at any time either of the following shall occur:

                          (1) the Trustee or Registrar shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request therefor by the City or by any Bondholder who has been a bona fide holder of a Bond for at least six months, or

                          (2) the Trustee or Registrar shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or Registrar or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Registrar or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the City may remove the Trustee or Registrar, as the case may be, and, with the advice and consent of the Borrower, appoint a successor trustee by an instrument in writing, or any such Bondholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Registrar, as the case may be, and the appointment of a successor trustee or registrar, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, remove the Trustee or Registrar, as the case may be, and appoint a successor trustee or registrar, as the case may be.

                 (c) The City, in the absence of an Event of Default, with the advice and consent of the Borrower, or the holders of a majority in aggregate principal amount of the Bonds at the time outstanding may at any time remove the Trustee or Registrar, as the case may be, and appoint a successor trustee or registrar, as the case may be, by an instrument or concurrent instruments in writing signed by the City or such Bondholders, as the case may be.

                 (d) Any resignation or removal of the Trustee or Registrar, as the case may be, and appointment of a successor trustee or registrar, as the case may be, pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee or registrar, as the case may be, as provided in Section 8.09, and upon transfer of any Credit Facility to the successor Trustee. The successor Trustee or successor Registrar, as the case may be,





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shall mail written notice of its appointment to each Rating Agency.

                 Section 8.09. Acceptance of Trust by Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the City, the Borrower and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the Written Request of the City or the request of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the trustee so ceasing to act. Upon request of any such successor trustee, the City shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and duties. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 8.06.

                 No successor trustee shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

                 Upon acceptance of appointment by a successor trustee as provided in this Section, the City or such successor trustee shall give Bondholders notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section 8.08 for the giving of notice of resignation of the Trustee.

                 Section 8.10. Merger or Consolidation of Trustee or Registrar. Any corporation or banking association into which the Trustee may be merged or with which it may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which the Trustee or Registrar shall be a party, or any corporation or banking association succeeding to the business of the Trustee or Registrar, shall be the successor of the Trustee or Registrar hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such successor trustee or registrar shall be eligible under the provisions of Section 8.07.

                 Section 8.11. Accounting Records and Reports. The Trustee and Registrar shall keep proper books of record and account in accordance with trust accounting standards in which





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complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. To the extent the Borrower directs the Trustee with respect to the investment of moneys in any fund or account, the Borrower shall provide the Trustee with the records required by this Section 8.11. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) its value at maturity or its sale price, as the case may be, (c) the amounts and dates of any payments to be made with respect thereto and (d) such documentation and evidence as is required to be obtained by the Borrower to establish that the requirements of Article V of the Tax Certificate have been met. Such records shall be open to inspection by the City, the Borrower and the Credit Provider and by any Bondholder at any reasonable time during regular business hours on reasonable notice. Upon request of the City, the Trustee shall furnish to the City statements of all investments made by the Trustee and all funds and accounts held by the Trustee.

                 Section 8.12. Registrars. The City, at the request of the Borrower, shall appoint a registrar for the Bonds. Each Registrar shall be a bank, trust company or national banking association which meets the qualifications of Section 8.07 hereof, willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it hereby. Each Registrar shall signify its acceptance of the duties and obligations imposed upon it hereby by executing and delivering to the City and the Trustee a written acceptance thereof. The Registrar initially appointed hereunder is the Trustee.

                 Section 8.13. Special Bondholder Requests. Upon receipt of a written request from a person or entity stating that such person or entity is the beneficial owner of Bonds, the Trustee shall send, to the address designated by such beneficial owner:

                 (i) at the time any notice is given to Bondholders pursuant to this Indenture, a copy of any such notice;

                (ii) upon reasonable request and payment by such beneficial owner of processing and mailing expenses, a report specifying (A) the amount of Bonds then Outstanding, (B) a redemption history with respect to the Bonds which shall include redemption dates and redemption prices with respect to all redemptions prior to the date of such report, and (C) the current status of insurance coverage with respect to the Project (to the extent the Borrower has provided information with respect thereto); and





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            (iii)         within fifteen (15) days after the occurrence of an
         Event of Default under Section 7.01(a) or Section 7.01(b) hereof or receipt by a Responsible Officer of the Trustee of actual knowledge of the occurrence of any other Event of Default, notice by Mail of any such Event of Default, unless such Event of Default is cured or waived prior to the giving of such notice.

                 Neither the City nor the Trustee shall be liable for any failure by the Trustee to send any report or notice specified in this Section
8.14 to any beneficial owner, or any defect contained in any such report or notice, and any such failure or defect shall not affect the sufficiency of any proceedings under this Indenture.

                 Section 8.14. Tax Certificate. The Trustee covenants and agrees that it will comply with all instructions of the Borrower given in accordance with the Tax Certificate and will take any and all action as may be necessary in accordance with such instructions. The Trustee acknowledges receipt of the Tax Certificate and acknowledges that the provisions of the Tax Certificate are incorporated herein by reference as provided in Section 6.06.

                 Section 8.15. Appointment of Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including, without limitation, the law of the State of California) denying or restricting the rights of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in the event the Trustee shall not be permitted to, by reason of litigation under this Indenture or the Agreement or the enforcement thereof on default, or in the event that the Trustee deems that by reason of any laws of any jurisdiction, it may not, exercise any of the powers, rights or remedies herein granted to the Trustee or perform any of the duties or obligations herein imposed on the Trustee or hold title to the properties or estates, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, the Trustee shall have the power to appoint an additional Person or Persons (which need not meet the eligibility requirements set forth in Section 8.07) as separate or co-trustee. The following provisions are adapted to those ends.

                 In the event that the Trustee appoints an additional Person as separate or co-trustee, each and every power, right, remedy, duty, obligation, property or estate expressed by this Indenture to be exercised, incurred or assumed by or vested in or conveyed to the Trustee with respect thereto shall be exercisable, incurred or assumed by, vested in and conveyed to such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies or perform such duties and obligations, and only to the extent that the Trustee by the laws of any





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jurisdiction (including, without limitation, the State of California) is incapable of exercising, incurring, assuming or being vested with or conveyed such powers, rights, remedies, duties, obligations, properties or estates and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by the Trustee or such separate or co-trustee, subject to all the provisions of this Indenture including every provision relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Any power, right, remedy, duty or obligation conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee jointly, except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed (including, without limitation, the holding of title to the Trust Estate) the Trustee shall be incompetent or incapable to perform such act or acts, in which event the powers, rights, remedies, duties and obligations shall be exercised or performed only by such separate or co-trustee. No power which pursuant to this Section 8.15 is exercisable by any such separate or co-trustee may be exercised except jointly with, or with the written consent of, the Trustee, and no appointment of, or action by, any separate or co- trustee shall relieve the Trustee of any of its obligations hereunder or otherwise affect any of the terms of this Indenture or the interests of the holders of the Bonds in the Trust Estate. The Trustee shall give immediate written notice of the appointment of any separate or co-trustee to the City and the Borrower, but shall not be required to give notice of such appointment to the Bondholders.

                 Should any instrument in writing from the City be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it any powers, rights, remedies, duties, obligations, properties or estates hereunder, any and all such instruments in writing shall, on request, if such instruments impose no additional duties, responsibilities or liabilities on the City and do not otherwise adversely affect the City, be executed, acknowledged and delivered by the City at the expense of the Borrower. Any notice, demand, request or other instrument or writing given to the Trustee shall be deemed to have been given to each of the separate and co-trustees as effectively as if given to each of them. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the powers, rights, remedies, duties, obligations and interests of such separate or co-trustee, so far as permitted by law, shall vest in and be executed by the Trustee. The Trustee shall be entitled to remove any separate or co-trustee appointed by the Trustee upon written notice to the City, the Borrower and such separate or co-trustee. The Trustee shall immediately remove any separate or co-trustee appointed by it hereunder upon cessation of the conditions requiring such appointment.





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
                                   ARTICLE IX

                      MODIFICATION OF INDENTURE, DOCUMENTS

                 Section 9.01. Modification without Consent of Bondholders. The City and the Trustee, without the consent of or notice to any Bondholders but with the consent of the Credit Provider, from time to time and at any time, and subject to the conditions and restrictions contained in this Indenture, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof; and the Trustee, without the consent of or notice to any Bondholders but with the consent of the Credit Provider, from time to time and at any time, may consent to a waiver of any provision of or an amendment or modification to (herein collectively referred to as an "Amendment") the Agreement, any Credit Facility or Credit Agreement or any other document, instrument or agreement relating to the Project or the security for the Bonds (herein collectively referred to as the "Documents"); in each case for any one or more of the following purposes:

                 (a) to add to the covenants and agreements of the City contained in this Indenture, or of the Borrower or the Credit Provider contained in any Document, other covenants and agreements thereafter to be observed, or to assign or pledge additional security for the Bonds, or to surrender any right or power herein or therein reserved to or conferred upon the City or the Borrower; provided, that no such covenant, agreement, assignment, pledge or surrender shall materially adversely affect the interests of the holders of the Bonds;

                 (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture or any Document, or in regard to matters or questions arising under this Indenture or any Document, as the City may deem necessary or desirable and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds;

                 (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof or thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which shall not adversely affect the interests of the holders of the Bonds;





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
                 (d) to provide for any additional procedures, covenants or agreements necessary to maintain the exclusion of interest on the Bonds from gross income for federal income tax purposes;

                 (e) to provide for, modify or eliminate a book-entry registration system for the Bonds;

                 (f) to provide for the procedures required to permit any Bondholder to separate the right to receive interest on the Bonds from the right to receive principal thereof and to sell or dispose of such rights, as contemplated by Section 1286 of the Code;

                 (g) to provide for the appointment of a co-trustee or the succession of a new Trustee, Registrar or Paying Agent;

                 (h) to change Exhibit A to the Agreement in accordance with the provisions thereof and of the Tax Certificate and the Engineering Certificate;

                 (i)      to provide for a Credit Facility;

                 (j) in connection with any other change which, in the judgment of the Trustee, which may be based upon an Opinion of Counsel, will not adversely affect the security for the Bonds or the exclusion from gross income of interest thereon for federal income tax purposes or otherwise materially adversely affect the holders of the Bonds; or

                 (k) to modify, alter, amend or supplement this Indenture or any Document in any other respect, including amendments which would otherwise be described in Section 9.02 hereof, if the effective date of such amendment is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 2.01(e) or if Notice by Mail of the proposed Amendment is given to Bondholders at least thirty (30) days before the effective date thereof and, on or before such effective date, the Bondholders have the right to demand purchase of their Bonds pursuant to Section 2.01(d) hereof.

                 Any supplemental indenture or Amendment authorized by the provisions of this Section 9.01 may be executed by the City and the Trustee following notice to the Borrower and receipt of the consent of the Credit Provider, but without the consent of (or notice to) the holders of any of the Bonds at the time outstanding; provided, however, that (i) the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture; and (ii) the Trustee shall not enter into any such supplemental indenture or Amendment which affects the





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
rights or obligations of the Borrower hereunder or under the Agreement without first obtaining the written consent of the Borrower. The Trustee will give notice (which shall be supplied to the Trustee by and at the expense of the Borrower) of the provisions of any supplemental indenture authorized by the provisions of this Section 9.01 to each Bondholder at its address as it appears on the registration books of the Registrar and to the Rating Agencies. Any supplemental indenture or amendment to the Agreement or other document permitted pursuant to this Section 9.01 may be approved by an Authorized City Representative and need not be approved by resolution or other action of the City Council of the City.

                 Section 9.02. Modification with Consent of Bondholders. With the consent of the Credit Provider and the holders of not less than sixty percent (60%) in aggregate principal amount of the Bonds at the time outstanding, evidenced as provided in Section 11.06, (i) the City and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; or (ii) the Trustee may consent to any of the matters for which its consent is required pursuant to Section 6.04 hereof, including any amendment to or modification of the Agreement or any other document relating to the Project or the security for the Bonds; provided, however, that, except as provided in Section 9.01, no such amendment or modification will have the effect of extending the time for payment or reducing any amount due and payable by the Borrower pursuant to the Agreement without the consent of all the holders of the Bonds; and that no such supplemental indenture shall (1) extend the fixed maturity of any Bond or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such supplemental indentures, or permit the creation of any lien on the Revenues prior to or on a parity with the lien of this Indenture, except as permitted herein, or permit the creation of any preference of any Bondholder over any other Bondholder or deprive the holders of the Bonds of the lien created by this Indenture upon the Trust Estate or the pledge of any Credit Facility, without the consent of the holders of all the Bonds then outstanding. Nothing in this paragraph shall be construed as making necessary the approval of any Bondholder of any supplemental indenture permitted by the provisions of Section 9.01.

                 Upon receipt by the Trustee of a request by the City for the execution of any such supplemental indenture or modification or amendment, and upon the filing with the Trustee of evidence of the consent of the Credit Provider and Bondholders, as aforesaid, the Trustee shall join with the City





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
in the execution of such supplemental indenture or shall consent to such modification or amendment, unless (i) such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture; or (ii) such supplemental indenture or such modification or amendment affects the rights or obligations of the Borrower hereunder or under the Agreement, in which case the Trustee shall enter into such supplemental indenture or shall consent to such modification or amendment only if the Trustee has received the Borrower's written consent thereto.

                 It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture or modification or amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                 Promptly after the execution by the parties thereto of any supplemental indenture or modification or amendment to the Agreement or other document as provided in this Section, the Trustee shall mail a notice (which shall be supplied to the Trustee by and at the expense of the Borrower), setting forth in general terms the substance of such supplemental indenture or such modification or amendment, to the Credit Provider, to each Bondholder at the address contained in the bond register maintained by the Registrar and to the Rating Agencies. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or such amendment.

                 Section 9.03. Effect of Supplemental Indenture or Amendment. Upon the execution of any supplemental indenture or any amendment to the Agreement pursuant to the provisions of this Article IX, this Indenture or the Agreement, as the case may be, shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture and the Agreement of the City, the Trustee, the Borrower and all holders of outstanding Bonds shall thereafter be determined, exercised and enforced hereunder and under the Agreement subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture or amendment shall be part of the terms and conditions of this Indenture or the Agreement, as the case may be, for any and all purposes.

                 Section 9.04. Required and Permitted Opinions of Counsel. Subject to the provisions of Section 8.01, the Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment executed pursuant to the provisions of this Article IX complies with the requirements of this Article IX. No supplemental indenture or amendment or modification to the Agreement or any other document relating to the Project or the Bonds shall be effective until the City and





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
the Trustee shall have received an opinion of Bond Counsel to the effect that such supplemental indenture or such amendment or modification is permitted by the Law and will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

                 Section 9.05. Notation of Modification on Bonds; Preparation of New Bonds. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation, at the written request of the City, as to any matter provided for in such supplemental indenture, and if such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the City, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the City, authenticated by the Trustee and delivered without cost to the holders of the Bonds then outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.


                                   ARTICLE X

                                   DEFEASANCE

                 Section 10.01. Discharge of Indenture. If the entire indebtedness on all Bonds outstanding shall be paid and discharged in any one or more of the following ways:

                 (a) by the payment of the principal of, and premium, if any, and interest on all Bonds outstanding, as and when the same become due and payable; or

                 (b) by the delivery to the Registrar, for cancellation by it, of all Bonds outstanding;

and if all other sums payable hereunder by the City shall be paid and discharged, then thereupon this Indenture shall cease, terminate and become null and void, and thereupon the Trustee shall, upon Written Request of the City, and upon receipt by the Trustee of a Certificate of the City and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Trustee shall mail written notice of such payment and discharge to the Rating Agencies. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Trustee to charge and be reimbursed by the Borrower for any expenditures which it may thereafter incur in connection herewith.

                 Any Bond or Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when

(a) payment of the principal of and premium, if any, on such Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably setting aside exclusively for such payment (1) moneys sufficient to make such payment and/or (2) nonprepayable, noncallable Government Obligations maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys (as verified by a nationally recognized certified public accountant) to make such payment, and (b) all necessary and proper fees, compensation and expenses of the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; provided that no Bond shall be deemed to be paid within the meaning of this Indenture unless arrangements satisfactory to the Trustee shall have been made to assure that Bonds tendered for purchase in accordance with Section 2.01(d) or (e) hereof can be paid and redeemed from such moneys and/or Government Obligations and the Trustee shall have received written confirmation from each Rating Agency that such Rating Agency's then current rating on the Bonds will not be lowered or withdrawn as a result of such provision. The Trustee shall be entitled to require an opinion of Bond Counsel to the effect that the defeasance of the Bonds has been effected in accordance with the terms of this Indenture and that such defeasance, in and of itself, will not adversely affect the Tax-Exempt status of interest on the Bonds. At such time as a Bond or Authorized Denomination thereof shall be deemed to be paid hereunder, as aforesaid, such Bond or Authorized Denomination thereof shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations. The Trustee shall deliver to the Rating Agencies (at the expense of the Borrower) a copy of each nationally recognized certified public accountant's verification report and each opinion of Bond Counsel rendered pursuant to this paragraph.

                 The City or the Borrower or the Credit Provider may at any time surrender to the Registrar for cancellation by it any Bonds previously authenticated and delivered which the City or the Borrower or the Credit Provider lawfully may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

                 Section 10.02. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of money or securities in the necessary amount (as provided in Section 10.04) to pay or redeem outstanding Bonds (whether upon or prior to their maturity or the redemption date of such Bonds), provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the





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
Trustee shall have been made for giving such notice, all liability of the City and the Borrower in respect of such Bonds shall cease, terminate and be completely discharged, except that the City and Borrower shall remain liable for such payment but only from, and the Bondholders shall thereafter be entitled only to payment (without interest accrued thereon after such redemption date or maturity date) out of, the money deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Sections
6.06 and 10.03; provided that no Bond shall be deemed to be paid within the meaning of this Indenture unless arrangements satisfactory to the Trustee shall have been made to assure that Bonds tendered for purchase in accordance with
Section 2.01(d) or (e) hereof can be paid and redeemed from such moneys and/or Government Obligations.

                 Section 10.03. Payment of Bonds after Discharge of Indenture. Notwithstanding any provisions of this Indenture, and subject to applicable laws of the State of California, any moneys deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed for two years after the principal of any of or all the outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Borrower upon its Written Request, and the holders of such Bonds shall thereafter be entitled to look only to the Borrower for payment thereof, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Borrower as aforesaid, the Trustee or paying agent, as the case may be, shall (at the request and cost of the Borrower) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Borrower, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Borrower of the moneys held for the payment thereof. In the event of the repayment of any such moneys to the Borrower as aforesaid, the holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Borrower for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Borrower (without interest thereon).

                 Section 10.04. Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture and shall be Available Amounts constituting:

                 (a) lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all





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
         unpaid interest thereon to maturity, except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

                 (b) nonprepayable, noncallable Government Obligations the principal of and the interest on which when due will provide money sufficient to pay the principal or redemption price of and all unpaid interest to maturity, or to the redemption date, as the case may be, on the Bonds to be paid or redeemed, as such principal or redemption price and interest become due, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;

provided, in each case, that (i) the Borrower shall furnish to the Trustee an opinion of Bond Counsel to the effect that such deposit, in and of itself, will not adversely affect the Tax-exempt status of interest on the Bonds and (ii) the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Written Request of the City) to apply such money to the payment of such principal or redemption price and interest with respect to such Bonds.


                                   ARTICLE XI

                                 MISCELLANEOUS

                 Section 11.01. Successors of City. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the City, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the City shall hereafter be transferred by any law of the State of California, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the City, then the body or official of the State of California who shall succeed to such powers or duties shall act and be obligated in the place and stead of the City as provided in this Indenture.

                 Section 11.02. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the City, the Trustee, the Borrower, any Credit Provider and the holders of the Bonds issued hereunder any legal or equitable right, remedy or claim under or in respect of this

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Indenture or any covenant, condition or provision therein or herein contained;
and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the City, the Trustee, the Borrower, any Credit Provider and the holders of the Bonds issued hereunder.

                 Section 11.03. Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 Section 11.04.  Separability of Invalid Provisions.
In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                 Section 11.05. Notices. It shall be sufficient service of any notice, request, complaint, demand or other paper on the City, the Trustee, the Borrower, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider or the Remarketing Agent if the same shall be duly mailed by first class mail, postage prepaid, addressed as follows:

         To the City:             City of Big Bear Lake
                                  39707 Big Bear Boulevard
                                  Big Bear Lake, CA  92315
                                  Attention:  City Manager

         with a copy to:          Best, Best & Krieger
                                  400 Mission Square
                                  3750 University Avenue
                                  Riverside, CA  92502
                                  Attention:  Scott C. Smith

         To the Trustee,          Harris Trust and Savings Bank
         the Registrar and        311 West Monroe Street, 12th Floor
         the Paying Agent:        Chicago, Illinois 60608
                                  Attention:  Indenture Trust Department

         To the Borrower:         Southwest Gas Corporation
                                  5241 Spring Mountain Road
                                  Las Vegas, NV  89102
                                  Attention:  Treasurer

         To the                   The address specified in the Credit
         Credit Provider:         Agreement.

         To the                   Smith Barney Shearson Inc.
         Remarketing Agent:       1345 Avenue of the Americas
                                  New York, New York  10105
                                  Attention:  Short-Term Tax Exempt
                                                   Trading Group

         with a copy to:          Lehman Brothers Inc.
                                  200 Vesey Street, 20th Floor
                                  New York, New York  10285

         To the                   Bank of Montreal Trust Company
         Tender Agent:            77 Water Street, 4th Floor
                                  New York, New York  10005
                                  Attention:  Corporate Trust Department

The City, the Trustee, the Borrower, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider or the Remarketing Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, certificate or other communication given hereunder by the City or the Trustee to the other shall also be given to the Borrower and the Credit Provider. Unless otherwise requested by the City, the Trustee, the Borrower, the Registrar, the Paying Agent, the Tender Agent, the Credit Provider or the Remarketing Agent, any notice required to be given hereunder in writing may be given by any form of telephonic or electronic transmission capable of making a written record.

                 Any notice required to be given hereunder to the Rating Agencies, as well as a duplicate copy of each notice given hereunder by the Trustee to the holders of the Bonds, shall be given by the Trustee via first-class mail to the following two Rating Agencies at the following respective addresses (or at such different addresses as may be specified in writing to the Trustee by the respective Rating Agencies): Standard & Poor's Corporation, 25 Broadway, New York, New York 10004, Attention: Financial Institutions/LOC; Moody's Investors Service, 99 Church Street, 4th Floor, New York, New York 10007, Attention: Structured Finance Group.

                 Section 11.06. Evidence of Rights of Bondholders. (a) Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee, the Registrar and the City if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument or writing acknowledged to him the execution thereof.

                 (c) The ownership of registered Bonds shall be proved by the Bond register maintained by the Registrar pursuant to Section 2.04 hereof. The fact and the date of execution of any request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

                 (d) Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of any Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the City in pursuance of such request, consent or vote.

                 (e) In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the City, by the Borrower or by any other direct or indirect obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the City, the Borrower, or any other direct or indirect obligor on the Bonds, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this subsection (e) if the pledgee shall certify to the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the City, the Borrower or any other direct or indirect obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Solely for purposes of the limitation expressed in this paragraph (e), the Credit Provider and the Borrower shall be deemed to be indirect obligors on the Bonds, unless, in each case, it then owns all of the Bonds.

                 (f) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Bondholders upon such notice and in accordance with such rules and regulations, including the right of the Bondholders to be represented and vote by proxy, as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

                 Section 11.07. Waiver of Personal Liability. No City Council member, officer, agent or employee of the City, and no officer, official, agent or employee of the State of California or any department, board or agency of the City or the State of California shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

                 Section 11.08. Publication of Notices. Any publication of notice to be made under the provisions of this Indenture may be made in each instance upon any business day of the week, and, except as provided in Section 10.03, no such publication shall be required if such notice is given by first class mail to the holders of all Bonds then outstanding.

                 Section 11.09. Prevailing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of California, except that the Trustee's obligations and duties hereunder shall be governed by the construed in accordance with the laws of the State of New York.

                 Section 11.10. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the City and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                 Section 11.11. The Credit Provider. All provisions hereof regarding consents, approvals, directions, appointments or requests by the Credit Provider shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Credit Provider and shall be read as if the Credit Provider were not mentioned therein and as if no Credit Facility were in effect during any time in which the Credit Provider is in default under the Credit Facility, or after the Credit Facility shall at any time for any reason cease to be valid and binding on the Credit Provider, or shall be declared to be null and void, or while the Credit Provider is denying further liability or obligation under the Credit Facility or after the Credit Provider has rescinded, repudiated or terminated the Credit Facility.

                  All provisions herein relating to the Credit Provider shall be of no force and effect if there is no Credit Facility or

Credit Agreement in effect and there are no Credit Provider Bonds and all amounts owing to the Credit Provider under the Credit Agreement have been paid.

                 IN WITNESS WHEREOF, the City has caused this Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, and the Trustee, in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name by its duly authorized signatory, all as of the day and year first above written.

                                                  CITY OF BIG BEAR LAKE


                                                  By _________________________
                                                               Mayor
[SEAL]

Attest:


____________________________
        City Clerk


                                                  HARRIS TRUST AND SAVINGS BANK,
                                                    as Trustee


                                                  By __________________________
                                                  Title:

                                   EXHIBIT A


                                 [FORM OF BOND]

$                                                                     No. ___

                            UNITED STATES OF AMERICA
                              STATE OF CALIFORNIA
                             CITY OF BIG BEAR LAKE
                      INDUSTRIAL DEVELOPMENT REVENUE BOND
                      (SOUTHWEST GAS CORPORATION PROJECT)
                                 1993 SERIES A


                 NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR THE CITY OF BIG BEAR LAKE IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND, NOR IS SAID STATE OR SAID CITY IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR PAYMENT OF THIS BOND. THIS BOND DOES NOT CONSTITUTE A DEBT OR LIABILITY OF THE STATE OF CALIFORNIA, THE CITY OF BIG BEAR LAKE OR ANY PUBLIC AGENCY THEREOF AND IS PAYABLE SOLELY FROM THE SOURCES HEREINAFTER IDENTIFIED.

                      [For Variable Term Rate Periods Only

                             Number of                      Mandatory                           Amount of
                               Days in                     Purchase and                       Interest Due
Interest                   Variable Term                     Interest                         for Variable
  Rate                        Segment                      Payment Date                       Term Segment
- --------                   -------------                   ------------                       ------------
 _____%                       _______                         _______                           $_______]



DATED DATE                                        MATURITY DATE                                       CUSIP
           , 199_                                 December 1, 2028
- -----------

REGISTERED HOLDER:

PRINCIPAL AMOUNT:

                 The CITY OF BIG BEAR LAKE, a municipal corporation and charter city duly organized and existing under the laws and Constitution of the State of California (the "City"), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered holder identified above or registered assigns, on the maturity date set forth above, the principal amount set forth above and to pay (but only out of the sources hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of the sources hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate set forth in the Indenture, except as the provisions hereinafter set forth with respect to redemption, tender or acceleration prior to maturity may become applicable hereto. The principal of and premium, if any, on this Bond are payable in lawful money of the United States of America at the principal office of ____________________, or its successors and assigns, as paying agent (the "Paying Agent"), which office is initially located at ______________________________. Interest payments on this Bond shall be made by the Paying Agent to the registered owner hereof as of the close of business on the Record Date (as defined in the Indenture) with respect to each Interest Payment Date (as defined in the Indenture) and shall be paid (i) by bank check or draft mailed to the registered owner hereof at its address as it appears on the registration books of the Trustee, as registrar (the "Registrar"), on the Record Date or at such other address as is furnished in writing by such registered owner to the Registrar, or (ii) during any Rate Period (as defined in the Indenture) other than a Term Rate Period (as defined herein), in immediately available funds (by wire transfer or by deposit to the account of the registered owner of this Bond if such account is maintained with the Paying Agent), but in respect of any registered owner of any Bond or Bonds in a Daily Rate Period (as defined herein) or a Weekly Rate Period (as defined herein), only to any registered owner that owns Bonds in an aggregate principal amount of at least $1,000,000 on such Record Date, according to the instructions given by the registered owner hereof to the Registrar or, if no such instructions have been provided as of the Record Date, by check or draft mailed to the registered owner at such registered owner's address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such owners not less than ten (10) days prior thereto. Notwithstanding the foregoing, interest in respect of this Bond at any time it bears interest at a Variable Term Rate shall be paid only upon presentation of this Bond to the Tender Agent.

                 This Bond is one of a duly authorized issue of bonds of the City designated as the "City of Big Bear Lake Industrial Development Revenue Bonds (Southwest Gas Corporation Project) 1993 Series A" (the "Bonds"), limited in aggregate principal amount as provided in, and issued under and secured by, an Indenture of Trust (herein called the "Indenture"), dated as of December 1, 1993, between the City and ____________________, or its successors and assigns, as trustee (the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the City thereunder, to all of the provisions of which Indenture the holder of this Bond, by acceptance hereof, assents and agrees.

                 The Bonds are authorized to be issued pursuant to the provisions of Ordinance No. 84-106 of the City, adopted May 9, 1984, as amended and supplemented to the date hereof (the "Law"). The Bonds are special, limited obligations of the City and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues (as that term is defined in the Indenture), consisting primarily of loan repayments made by Southwest Gas Corporation (the "Borrower") under the terms of a Loan Agreement, dated as of December 1, 1993 (the "Agreement"), between the City and the Borrower. The Bonds are all issued under and equally and ratably secured by and entitled to the benefits of the Indenture, including the security of a pledge and assignment of certain revenues and receipts derived by the City pursuant to the Agreement and any Credit Facility (as described herein) and all receipts of the Trustee credited under the provisions of the Indenture against such payments and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the City or any property now or hereafter owned by it. The issuance of the Bonds shall not directly or indirectly or contingently obligate the City, the State of California or any public agency to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment.

                 In the manner hereinafter provided and subject to the provisions of the Indenture, the term of this Bond will be divided into consecutive Rate Periods during each of which this Bond shall bear interest at either the Daily Rate (the "Daily Rate Period"), the Weekly Rate (the "Weekly Rate Period"), the Term Rate (the "Term Rate Period") or the Variable Term Rate or Rates (the "Variable Term Rate Period"). The Initial Rate Period for this Bond shall be a Weekly Rate Period and during such Initial Rate Period this Bond shall bear interest at Weekly Rates. The subsequent Rate Period(s) and interest rate(s) for this Bond shall be determined in accordance with the Indenture.

                 This Bond shall bear interest from the Interest Payment Date next preceding the date of registration hereof unless it is registered after a Record Date and on or prior to the related Interest Payment Date, in which event this Bond shall bear interest from such Interest Payment Date, or unless this Bond is registered before the Record Date for the first Interest Payment Date, in which event this Bond shall bear interest from the Dated Date; provided, however, that if, as shown by the records of the

Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds, or, if no interest has been paid or duly provided for on the Bonds, from the Dated Date. Interest shall be computed, (a) in the case of a Term Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) in the case of any other Rate Period, on the basis of a 365- or 366-day year, as appropriate, and the actual number of days elapsed. The term "Interest Payment Date" means (i) with respect to any Daily or Weekly Rate Period, the first Business Day of each calendar month, (ii) with respect to any Term Rate Period, the first day of the sixth month following the commencement of the Term Rate Period and the first day of each sixth month thereafter, (iii) with respect to any Variable Term Segment the Business Day next succeeding the last day thereof, and (iv) with respect to any Rate Period other than a Variable Term Rate Period, the Business Day succeeding the last day thereof. The term "Business Day" means a day on which banks located in the cities in which the Principal Offices of the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Credit Provider are located are not required or authorized to be closed and on which the New York Stock Exchange is not closed and, in the case of any action to be taken by the Borrower, which is not a legal holiday in Las Vegas, Nevada.

                 This Bond shall be deliverable in the form of a registered Bond without coupons (a) in the denominations of $5,000 or any integral multiple thereof during any Term Rate Period; (b) in the denominations of $100,000 and any integral multiple thereof during any Daily Rate Period or Weekly Rate Period; and (c) in the denominations of $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Variable Term Rate Period (such denominations being referred to herein as "Authorized Denominations").

                 The Borrower may, pursuant to the terms of the Indenture and the Agreement, cause a Credit Facility to be in effect, which may be a letter of credit, guarantee, standby purchase agreement, bond insurance or other support arrangement or security, including mortgage bonds.

                 At the times and subject to the conditions set forth in the Indenture, the Borrower may elect that the Bonds shall bear interest at an interest rate, and for a period, different from those then applicable. It is not required that all Bonds bear interest at the same rate, provided, that except as otherwise set forth in the Indenture, no more than one Rate Period may apply to the Bonds at any one time. Except as otherwise provided in the Indenture, the Trustee shall give notice of any such adjustment of the interest rate determination method to the owner of this Bond not less than 12 days (15 days if the then current Rate Period shall be a Term Rate Period or if the Bonds are then held in book-entry form as provided in the Indenture) prior to its effective date.

                 During each Daily Rate Period, this Bond shall bear interest at the Daily Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on each Business Day for such Business Day.

                 During each Weekly Rate Period, this Bond shall bear interest at the Weekly Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent no later than the first day of such Weekly Rate Period and thereafter no later than Tuesday of each week during such Weekly Rate Period, unless any such Tuesday shall not be a Business Day, in which event the Weekly Rate shall be determined by the Remarketing Agent no later than the Business Day next succeeding such Tuesday.

                 During each Term Rate Period, this Bond shall bear interest at the Term Rate, determined in accordance with the provisions of the Indenture by the Remarketing Agent on a Business Day selected by the Remarketing Agent no later than the effective date of such Term Rate Period.

                 During each Variable Term Rate Period, this Bond shall bear interest during each Variable Term Segment for this Bond at the Variable Term Rate for this Bond as described in the Indenture. Each Variable Term Segment and Variable Term Rate for this Bond shall be determined in accordance with the provisions of the Indenture by the Remarketing Agent by agreement with the purchaser of this Bond. Each Variable Term Segment shall be a period of not more than 230 days.

                 In no event shall the interest rate on this Bond be greater than the Maximum Interest Rate (as defined in the Indenture).

                 During any Daily Rate Period, this Bond or portion hereof in an Authorized Denomination shall be purchased at the option of the Holder thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, upon (a) delivery to the Tender Agent at its Principal Office, by not later than 10:30 a.m., New York time, on such Business Day, of an irrevocable notice by telephone or in person, which states the principal amount of this Bond and the Purchase Date, and (b) delivery of this Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the owner thereof with the signature of such owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m., New York time, on the Purchase Date specified in such notice.

                 During any Weekly Rate Period, this Bond or any portion hereof in an Authorized Denomination shall be purchased at the option of the Holder thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, upon (a) delivery to the Tender Agent at its Principal Office of an irrevocable notice in writing, or by telephone confirmed in writing, by 5:00 p.m., New York time, on any Business Day, which states the principal amount of this Bond to be tendered for purchase and the Purchase Date, which date shall not be prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent, and (b) delivery of this Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the owner thereof with the signature of such owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m., New York time, on the Purchase Date specified in such notice.

                 During any Term Rate Period, this Bond or any portion hereof in an Authorized Denomination shall be purchased at the option of the Holder thereof at the end of any Term Rate Period which is followed by a Term Rate Period of equal duration at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, upon (a) delivery to the Tender Agent at its Principal Office of an irrevocable notice in writing by 5:00 p.m., New York time, on any Business Day not less than seven days before the Purchase Date, which states the principal amount of this Bond to be tendered for purchase and (b) delivery of this Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the owner thereof with the signature of such owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 3:00 p.m., New York time, on the Purchase Date.

                 In each case in which a portion of this Bond is tendered for purchase, both the portion so tendered and the untendered portion of this Bond shall be in Authorized Denominations.

                 This Bond shall be subject to mandatory tender for purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Purchase Date: (a) on the effective date of any change in a Rate Period other than the effective date of a Term Rate Period which was preceded by a Term Rate Period of the same duration; (b) during any Variable Term Rate Period, on the day next succeeding the last day of any Variable Term Segment applicable to this Bond; (c) on the second Business Day preceding the termination of any Credit Facility unless the Trustee shall have received, on or before the twentieth day prior to such termination date, confirmation from each Rating Agency (as defined in the Indenture) that such termination shall not result in the lowering or withdrawal of such Rating Agency's then current rating on the Bonds; and (d) on a day not more than 20 days after receipt by the Trustee from the Credit Provider of a notice to the effect that the Credit Provider has not been reimbursed for a drawing under the Credit Facility and that the amount available to be drawn under the Credit Facility has not been reinstated. This Bond is also subject to mandatory tender for purchase on the day next succeeding the last day of any Term Rate Period which ends prior to the day originally established as the last day of such Term Rate Period, at the principal amount thereof plus an amount equal to any premium which would have been payable on such day had the Borrower directed redemption of this Bond as described below.

                 Holders of Bonds bearing interest at Variable Term Rates which are subject to mandatory purchase as described in clause (b) of the immediately preceding paragraph may direct the Trustee not to purchase their Bonds, or portions of the principal amount thereof (in which case both the portion to be purchased and the portion directed not to be purchased must be of Authorized Denominations), on the Purchase Date. Any such direction shall be given by delivering to the Tender Agent by telephone on or prior to 10:30 a.m., New York time, on the first day of the applicable Variable Term Segment notice which (a) specifies the numbers and denominations of Bonds owned by such Holder and (b) directing the Trustee not to purchase such Bond or a portion thereof.

                 BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREBY AGREES THAT IF THIS BOND IS TO BE PURCHASED AND IF MONEYS SUFFICIENT TO PAY THE PURCHASE PRICE SHALL BE HELD BY THE TENDER AGENT ON THE DATE THIS BOND IS TO BE PURCHASED, THIS BOND SHALL BE DEEMED TO HAVE BEEN PURCHASED AND SHALL BE PURCHASED ACCORDING TO THE TERMS OF THE TENDER AGREEMENT, FOR ALL PURPOSES OF THE INDENTURE, WHETHER OR NOT THIS BOND SHALL HAVE BEEN DELIVERED TO THE TENDER AGENT, AND THE REGISTERED OWNER OF THIS BOND SHALL HAVE NO CLAIM HEREON, UNDER THE INDENTURE OR OTHERWISE, FOR ANY AMOUNT OTHER THAN THE PURCHASE PRICE HEREOF.

                 This Bond shall be redeemed in whole at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date upon prepayment by the Borrower of the payments due under the Agreement in whole following the occurrence of certain extraordinary events.

                 During any Term Rate Period, the Bonds are subject to redemption at the option of the Borrower, in whole or in part, by lot, on any date prior to the applicable first date for optional redemption as provided in the Indenture, upon prepayment by the Borrower of the payments due under the Agreement in whole or in part in connection with certain determinations, as set forth in the Indenture, regarding the potential or actual loss of its right to deduct for federal income tax purposes some or all of the interest payable under the Agreement as a result of a change in the use of the facilities financed with the proceeds of the Bonds, at the applicable redemption price set forth in the Indenture.

                   The Bonds are subject to redemption upon optional prepayment by the Borrower of amounts due under the Agreement, at the times, in the manners and at the prices set forth in the Indenture with respect to Daily Rate, Weekly Rate, Term Rate, or Variable Term Rate Periods.

                   The Bonds are subject to mandatory redemption prior to maturity in whole, or in part, as provided in the Indenture at any time prior to their maturity at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date upon the occurrence of certain events causing the interest on the Bonds to be includable in gross income for federal income tax purposes, the existence of certain facts which, but for such mandatory redemption, would cause interest on the Bonds to be includable in gross income for federal income tax purposes, and events of default under the Agreement. The Bonds are also subject to mandatory redemption at any time after the Completion Date (as defined in the Indenture) at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date, to the extent of excess proceeds.

                   Notice of any optional or mandatory redemption shall be given by first-class mail not less than 15 days nor more than 60 days prior to the date fixed for redemption to, among others, the holders of Bonds to be redeemed at their addresses appearing on the registration books of the Registrar. If less than all of the Bonds are to be redeemed, the particular Bonds to be redeemed shall be selected as provided in the Indenture.

                   Neither the members of the City Council nor any person executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance thereof. No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future City Council member or officer, employee or agent of the City, or through the City, or any successor to the City, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

                   The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default (as defined in the Indenture), or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all Bonds then outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

                   Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the principal office of the Registrar for a like aggregate principal amount of Bonds of like tenor in Authorized Denominations.

                   This Bond is transferable by the registered holder hereof, in person, or by its attorney duly authorized in writing, at the principal office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds of like tenor in Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

                   The City, the Registrar, the Trustee, any Paying Agent and any agent of the City, the Registrar, the Trustee or any Paying Agent may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the City, the Registrar, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary.

                   The Indenture contains provisions permitting the City and the Trustee, with the consent of the holders of not less than 60% in aggregate principal amount of the Bonds at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of this Bond or reduce the rate of interest hereon or extend the time of payment of interest, or reduce the amount of the principal hereof, or reduce any premium payable on the redemption hereof, without the consent of the holder hereof, or (2) reduce the aforesaid percentage of holders of Bonds whose consent is required for the execution of such supplemental indentures, or permit the creation of any lien on the Trust Estate (as defined in the Indenture) prior to or on a parity with the lien of the Indenture, or permit the creation of any preference of any holder of Bonds over any other holder of Bonds or deprive the holders of the Bonds of the lien created by the Indenture upon the Revenues, without the consent of the holders of all Bonds then outstanding. The Indenture also contains provisions permitting the City and the Trustee, without the consent of any holders of the Bonds, to execute supplemental indentures for certain purposes specified in the Indenture.

                   The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of Bonds and of payment of the principal of and redemption premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if Government Obligations, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee, shall have been deposited with the Trustee.

                   It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Law and by the Constitution and statutes of the State of California and that the amount of this Bond, together with all other indebtedness of the City, does not exceed any limit prescribed by the Constitution or statutes of the State of California.

                   This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Registrar or the Tender Agent.

                   IN WITNESS WHEREOF, the City of Big Bear Lake has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its Mayor and attested by the facsimile signature of its City Clerk and its seal to be reproduced hereon, all as of the Dated Date set forth above.


                                                   CITY OF BIG BEAR LAKE



                                                   By ____________________
[SEAL]                                                       Mayor


ATTEST:


_________________________
        City Clerk

                                   [Form of]

                         CERTIFICATE OF AUTHENTICATION

                 This Bond is one of the Bonds described in the within-mentioned Indenture of Trust.

Date of Authentication:  _______________


HARRIS TRUST AND SAVINGS BANK,                BANK OF MONTREAL TRUST
  as Registrar                                  COMPANY, as Tender Agent

                                    OR

By ____________________________               By ___________________________
   Authorized Signatory                          Authorized Signatory


                                [ABBREVIATIONS]

                 The following abbreviations, when used in the inscription on the face of the within bond and in the assignment below, shall be construed as though they were written out in full according to applicable laws or regulations.

                   TEN COM--      as tenants in common

                   TEN ENT--      as tenants by the entireties

                   JT TEN-- as joint tenants with right of survivorship and not as tenants in common

                   Additional abbreviations may also be used
                         though not in the above list.

                   UNIF GIFT/TRAN MIN ACT--_______      Custodian __________
                                              (Cust)               (Minor)
                                      Under Uniform Gifts/Transfer to Minors Act

                                      ___________________________________
                                                     (State)

                              [FORM OF ASSIGNMENT]

                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _______________________________________________________________
______________________________________________________________________________

                        (Please Print or Typewrite Name
                            and Address of Assignee)

(Insert Social Security or other Identifying Number of Assignee)
__________________________________________________ the within Bond and hereby irrevocably constitutes and appoints ________________________________________
attorney to register the transfer of said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________
Signature: ______________________

SIGNATURE GUARANTEED:


___________________________________________
NOTICE:  Signature guarantee shall be made
         by a guarantor institution
         participating in the Securities
         Transfer Agents Medallion Program
         or in such other guarantee program
         acceptable to the Registrar.

_______________________________________________________________